UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bio-Path Holdings, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Bio-Path Holdings, Inc.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

, 2024

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, December 12, 2024 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380.

Our stockholders of record as of the close of business on October 21, 2024 will vote on a number of important proposals at the Annual Meeting. These proposals are described in the accompanying Notice of Annual Meeting and Proxy Statement. Our proxy materials, including our Proxy Statement and form of proxy card, are being furnished to our stockholders of record primarily via the Internet. We are sending a Notice of Internet Availability of Proxy Materials on or about October 28, 2024 to our stockholders of record, which includes instructions on how to access our Proxy Statement and Annual Report and how to vote online. Printed copies of our proxy materials may also be obtained by following the instructions included in the Notice of Internet Availability of Proxy Materials.

We encourage you to read all of our proxy materials, including our Proxy Statement, so that you may be informed about the business to come before the meeting. Your participation in our business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly follow the instructions contained in the Notice of Internet Availability of Proxy Materials. We urge you to vote regardless of whether you expect to attend the Annual Meeting so that we may ensure that a quorum is present.

We look forward to seeing you on December 12, 2024.

Sincerely,
/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer

BIO-PATH HOLDINGS, INC.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 12, 2024

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Bio-Path Holdings, Inc. (the “Company”) will be held on Thursday, December 12, 2024 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380. The Annual Meeting is being held for the following purposes:

1.	To elect five directors, each to serve until the 2025 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;
2.	To ratify and approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To approve an amendment to the Company’s 2022 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 1,200,000 shares for a total 1,265,000 shares;
4.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-30, to be determined by the Board;
5.	To approve the issuance of more than 20% of our common stock pursuant to the Private Placement and Nasdaq Listing Rule 5635(d);
6.	To approve an adjournment of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Four; and
7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 21, 2024 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by appointment at the Company’s offices at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 for at least ten days prior to the Annual Meeting. If you would like to inspect the list of stockholders prior to the Annual Meeting, please call our Director of Investor Relations at (832) 742-1369 to schedule an appointment. The list of stockholders will also be available for inspection at the Annual Meeting.

YOUR VOTE IS IMPORTANT. TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY, PLEASE VOTE AS SOON AS POSSIBLE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. You may vote your shares by proxy via the Internet by following the instructions contained in the Notice of Internet Availability of Proxy Materials that was mailed to stockholders on or about October 28, 2024. If you received a paper copy of the proxy card, you may also vote by marking, signing and dating the proxy card and returning it in the postage-paid, pre-addressed envelope as promptly as possible. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person. In order to be able to have your vote counted at the Annual Meeting, you need to have written documentation that you are a record holder or, if you own your shares through a brokerage or other type account, written documentation from the account holder that you are the beneficial owner of the shares you are voting.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer
Houston, Texas
______, 2024

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on December 12, 2024

This Proxy Statement, the Form of Proxy and the Bio-Path Holdings, Inc. Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2023 Are Available At:
http://www.astproxyportal.com/ast/27797/

AUDIT COMMITTEE REPORT	36

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2022 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN BY 1,200,000 SHARES FOR A TOTAL OF 1,265,000 SHARES	37

Material Terms of the 2022 Plan	37
Federal Income Tax Treatment of Awards under the 2022 Plan	40
New Plan Benefits	40
Existing Plan Benefits	40
Equity Compensation Plan Information	41
Required Vote	41
Recommendation of the Board	41

PROPOSAL FOUR: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT A RATIO OF UP TO 1-FOR-30, TO BE DETERMINED BY THE BOARD	42

Reasons for the Reverse Stock Split	42
Certain Risks Associated with the Reverse Stock Split	43
Determination of Reverse Stock Split Ratio	44
Impact of the Reverse Stock Split, if Implemented	44
Procedure for Effecting the Reverse Stock Split	45
Effect of Reverse Stock Split Resulting in Fractions of A Share	45
Effect on Certificated Shares	45
Effect on Registered “Book-Entry” Holders of Common Stock	46
Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold in “Street Name”)	46
Effect of Reverse Split on Number of Shares Outstanding	46
Effect of Reverse Split on Number of Authorized Shares Available for Issuance	46
Anti-takeover Implications of Reverse Stock Split	47
No Going Private Transaction	48
No Appraisal Rights	48
Accounting Matters	48
Certain United States Federal Income Tax Consequences	48
Required Vote	48
Recommendation of the Board	48

PROPOSAL FIVE: APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK PURSUANT TO THE PRIVATE PLACEMENT AND NASDAQ LISTING RULE 5635(d)	49

The Private Placement	49
Effect of the Issuance of the Warrants	50
Reasons for Nasdaq Stockholder Approval	50
Potential Consequences if this Proposal is Not Approved	51
Potential Adverse Effects of the Approval of this Proposal	51
Further Information	51
Required Vote	51
Recommendation of the Board	51

PROPOSAL SIX: THE ADJOURNMENT PROPOSAL	52

General	52
Required Vote	52
Recommendation of the Board	52

OTHER MATTERS	52

Annual Report	53
Stockholder Proposals for 2025 Annual Meeting	53
Other Business	53
APPENDIX A	A-1
APPENDIX B	A-2

BIO-PATH HOLDINGS, INC.

4710 Bellaire Boulevard, Suite 210

Bellaire, Texas 77401

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS

December 12, 2024

Bio-Path Holdings, Inc. (the “Company”) is furnishing this Proxy Statement in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the 2024 Annual Meeting of Stockholders to be held on Thursday, December 12, 2024 at 4:00 p.m., Central Standard Time, at Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, and at any adjournments thereof (the “Annual Meeting”). These materials are being made available on the Internet on or about October 28, 2024 to stockholders of the Company.

The Annual Meeting is being held for the following purposes, as more fully described in this Proxy Statement:

1.	To elect five directors, each to serve until the 2025 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;
2.	To ratify and approve the appointment of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To approve an amendment to the Company’s 2022 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 1,200,000 shares for a total 1,265,000 shares;
4.	To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-30, to be determined by the Board;
5.	To approve the issuance of more than 20% of our common stock pursuant to the Private Placement and Nasdaq Listing Rule 5635(d);
6.	To approve an adjournment of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Four; and
7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

INFORMATION CONCERNING SOLICITATION AND VOTING

General Information

Our proxy materials are being made available on the Internet on or about October 28, 2024. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice of Internet Availability of Proxy Materials.

Record Holders

You may own common stock of the Company either (i) directly in your name, in which case you are the record holder of such shares, or (ii) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder. If your shares are registered directly in your name, we are making these proxy materials available directly to you. If the record holder of your shares is a nominee, you will receive instructions on how to access these proxy materials from such record holder.

Quorum and Voting

Only holders of the Company’s common stock as of the close of business on October 21, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company indirectly through a broker, bank or other nominee (sometimes known as holding shares in “street name”) may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were __ shares of common stock of the Company issued and outstanding.

We must have a “quorum” to conduct business at the Annual Meeting. In order for there to be a quorum at the Annual Meeting, the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy. Stockholders of record who are present at the Annual Meeting in person or by proxy, including those who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders may vote their shares by following the instructions described below under the heading “Voting Instructions.” All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards.

For shares held in “street name” through a broker or other nominee, the broker or nominee is generally required to vote such shares in the manner directed by its customer. In the absence of timely customer direction, the broker or nominee is permitted to exercise voting discretion only with respect to “routine” matters to be acted upon, and is not permitted to exercise voting discretion with respect to “non-routine” matters. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby (“broker non-votes”) cannot be voted by the broker or nominee, but will be counted in determining whether there is a quorum. Of the proposals described in this Proxy Statement, Proposal One, Proposal Three and Proposal Five are considered “non-routine” matters. Proposal Two, Proposal Four and Proposal Six are considered “routine” matters.

Required Votes; Effect of Abstentions and Broker Non-Votes

Proposal One: The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors for a term ending upon the 2025 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. A properly executed proxy marked “Withhold Authority” with respect to election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The proxies cannot be voted for a greater number of persons than five. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum.

Proposal Two: The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Two which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Two. Stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 is not required by our First Amended and Restated Bylaws (the “Bylaws”) or other applicable legal requirement; however, our Board is submitting the selection of EY to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of EY, the Audit Committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A properly executed proxy marked “Abstain” with respect to Proposal Two will not be voted with respect to Proposal Two, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Proposal Two is considered a “routine” matter. As such, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Two.

Proposal Three: The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Three which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Three. A properly executed proxy marked “Abstain” with respect to Proposal Three will not be voted with respect to Proposal Three, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum.

Proposal Four: The affirmative vote of the majority of the votes cast will be required for approval of Proposal Four. A properly executed proxy marked “Abstain” with respect to Proposal Four will not be voted with respect to Proposal Four, although it will be counted for purposes of determining whether there is a quorum. An abstention is not considered a vote cast and will have no effect on whether the required approval is obtained. We understand that Proposal Four is considered a “routine” matter. As such, we understand that brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Four.”

Proposal Five: The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Five which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Five. A properly executed proxy marked “Abstain” with respect to Proposal Five will not be voted with respect to Proposal Five, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum

Proposal Six: The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Six which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Six. A properly executed proxy marked “Abstain” with respect to Proposal Six will not be voted with respect to Proposal Six, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. We understand that Proposal Six is considered a “routine” matter. As such, we understand that brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Six.

Proxies

If you follow the voting instructions under the heading “Voting Instructions” below, your shares will be voted at the Annual Meeting in accordance with the instructions specified in your proxy card. If you submit a proxy card but do not specify in your proxy card how your shares are to be voted, your shares will be voted as follows: (i) FOR the election of the five nominees to the Board listed in the proxy, unless the authority to vote for the election of such nominees is withheld or contrary instructions are given; (ii) FOR the ratification and approval of the selection of EY to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (iii) FOR the approval of an amendment to the Company’s 2022 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 1,200,000 shares for a total of 1,265,000 shares; (iv) FOR the approval of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of up to 1-for-30; (v) FOR the approval of the issuance of more than 20% of our Common Stock pursuant to the Private Placement and Nasdaq Listing Rule 5635(d); and (vi) FOR the approval of an adjournment of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Four.

Revocation of Proxy

A stockholder of record may revoke or revise a proxy at any time before it is voted at the Annual Meeting. To revoke or revise a proxy by mail, the stockholder of record may deliver a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401. A stockholder of record may also revoke a proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the Annual Meeting.

Voting Instructions

You are entitled to one vote at the Annual Meeting for each share of common stock of the Company you owned as of the Record Date. The number of shares you own (and may vote) is listed on your proxy card. You can vote your shares using one of the following methods:

Voting by attending the Annual Meeting. A stockholder of record may vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If your shares are not registered in your own name (for example, if your shares are held in “street name”), you will need appropriate documentation to confirm your ownership to vote personally at the Annual Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of the Company as of the Record Date. You will also need to follow any specific instructions contained in the voting instruction card you received from your broker or other nominee.

Voting via the Internet. A stockholder of record may vote his or her shares via the Internet at www.voteproxy.com by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to stockholders of record on or about October 28, 2024.

Voting by Mail. A stockholder of record who has received a paper copy of the proxy card may vote his or her shares by properly marking, signing and dating the proxy card and returning it in the postage-paid, pre-addressed envelope. Stockholders may request a paper copy of the proxy card and/or paper copies of other proxy materials by contacting our transfer agent, Equiniti Trust Company, LLC, (i) by telephone at 1-888-Proxy-NA (1-888-776-9962) or 718-921-8562 (for international callers), (ii) by email at info@astfinancial.com or (iii) online at https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials.

Voting Shares held in “Street Name.” Many stockholders who hold their shares through a broker or other nominee may have the option to submit their proxies or voting instructions via the Internet or by telephone. If your shares are held in “street name,” you should check the voting instruction card that has been provided to you by your broker or other nominee and follow the instructions that have been provided for Internet or telephone voting on that card.

All shares entitled to vote and represented by properly executed proxy received prior to the Annual Meeting and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder generally will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Holders of shares of common stock are not entitled to cumulative voting rights.

Solicited by Board; Costs

The proxy card accompanying this Proxy Statement is solicited by the Board. The Company has also retained D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $9,500 plus out-of-pocket expenses.

The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation materials furnished to the stockholders. Solicitation materials are being furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may make this solicitation material available to such beneficial owners. The Company may reimburse such persons for their costs in making the solicitation materials available to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation by mail, telephone, electronic communication or any other means by directors, officers or employees of the Company, or D.F. King. No additional compensation will be paid to directors, officers or employees of the Company for any such services.

Householding Matters

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, notices and annual reports. This means that only one copy of a notice and/or proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of notices and/or proxy statements either now or in the future, please contact our transfer agent, Equiniti Trust Company, LLC, at 6201 15th Avenue Brooklyn, NY 11219, Telephone: (800) 937-5449. Upon written request, the Company will provide a separate copy of this Proxy Statement. In addition, stockholders sharing an address can request delivery of a single copy of a notice or proxy statement if you are receiving multiple copies upon written request to our Corporate Secretary at 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding shares of our common stock beneficially owned at October 17, 2024 by: (i) each of our named executive officers (“NEOs”) and directors; (ii) all executive officers and directors as a group; and (iii) each person known by us to beneficially own 5% or more of the outstanding shares of our common stock. The information in this table is based solely on statements in filings with the SEC or other reliable information. Unless otherwise indicated in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite the stockholder’s name.

	Amount
	and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class
Peter H. Nielsen (1) (2)	17,181	*
Douglas P. Morris (1) (3)	2,404	*
Heath W. Cleaver (1) (4)	2,788	*
Paul D. Aubert (1) (5)	2,768	*
Aline B. Sherwood (1) (6)	1,667	*
All executive officers and directors as a group (7)	26,808	0.72%

*Less than 1%

(1)	These are our NEOs and directors.
(2)	Includes 1,292 shares owned of record and 15,889 shares issuable upon the exercise of options that are that are exercisable within 60 days.
(3)	Includes 403 shares held by Hyacinth Resources, LLC and 7 shares held by Sycamore Ventures, LLC. Mr. Morris disclaims beneficial ownership of the shares held by Sycamore Ventures, LLC except to the extent of his pecuniary interest therein. Also includes 1,994 shares issuable upon the exercise of options that are exercisable within 60 days.
(4)	All 2,788 shares are issuable upon the exercise of options that are exercisable within 60 days.
(5)	All 2,768 shares are issuable upon the exercise of options that are exercisable within 60 days.
(6)	All 1,667 shares are issuable upon the exercise of options that are exercisable within 60 days.
(7)	Includes 1,702 shares owned of record and 25,106 shares issuable upon the exercise of options currently exercisable or that will be exercisable within 60 days.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of the five directors to serve until the 2025 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. We currently have nominated five directors, three of whom we consider to be “independent directors” as defined under the listing standards of the Nasdaq Stock Market (“Nasdaq”).

The Board, with the recommendation of the Nominating/Corporate Governance Committee, has unanimously nominated Peter H. Nielsen, Heath W. Cleaver, CPA, Paul D. Aubert, Aline B. Sherwood and Douglas P. Morris for election to the Board at the Annual Meeting. The nominees have indicated that they are willing and able to serve as directors. If a nominee becomes unable or unwilling to serve, the proxy card may be voted for the election of such other person as shall be designated by the Board. The nominated directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of each of the nominees for director.

Nominees for Directors

The name, age, principal occupation and other information highlighting the particular experience, qualification, attributes and skills that support the conclusion of the Nominating/Corporate Governance Committee that such nominee for director should serve as a director of the Company are set forth below.

				Term
				Expires
				on the
				Annual
			Year	Meeting
			First	held in
			Became	the
Name	Age	Position	Director	Year
Peter H. Nielsen	75	Chief Executive Officer; President; Chief Financial Officer; Treasurer; Chairman of the Board; and Director	2008	2024
Heath W. Cleaver, CPA	51	Director	2014	2024
Paul D. Aubert	54	Director	2018	2024
Aline B. Sherwood	54	Director	2022	2024
Douglas P. Morris	69	Director; Secretary; and Director of Investor Relations	2008	2024

Peter H. Nielsen. Mr. Nielsen co-founded Bio-Path and has served as Bio-Path’s President, Chief Executive Officer, Chief Financial Officer/Treasurer and Chairman of the Board since 2008. At the time of Bio-Path’s establishment in 2007, Mr. Nielsen licensed technology and targets from The University of Texas, MD Anderson Cancer Center and coordinated preclinical development, optimization and manufacturing of Bio-Path’s lead drug candidate, prexigebersen. Since that time, Mr. Nielsen has led the clinical advancement of prexigebersen into Phase 2 studies, the introduction of additional pipeline candidates and the Company’s public market debut. Prior to co-founding Bio-Path, Mr. Nielsen worked with several other companies, leading turnarounds and developing and executing on strategies for growth. Mr. Nielsen previously served as a director of Synthecon, Inc., a company developing 3D cell culture technology. Before entering the biotechnology sector, Mr. Nielsen was a lieutenant in the U.S. Naval Nuclear Power program where he was director of the physics department and was employed at Ford Motor Company in product development. Mr. Nielsen has a broad background in senior management and has significant negotiating experience. He holds engineering, mathematics and M.B.A. finance degrees from the University of California at Berkeley.

Heath W. Cleaver, CPA. Mr. Cleaver has served as a director of Bio-Path since 2014. Since February 2020, Mr. Cleaver has served as the President and Chief Financial Officer of Compressor Engineering Corporation (“CECO”), a privately-held independent manufacturer of engine and compressor replacement parts. Prior to his current roles, Mr. Cleaver served as Chief Financial Officer of CECO from July 2017 to February 2020. Mr. Cleaver was previously a consultant providing turn-around management and capital raising services to companies in the oil and gas service sector from 2016 to 2017. From 2015 to 2016, Mr. Cleaver served as the Chief Financial Officer of Global Fabrication Services, Inc. In 2014, Mr. Cleaver served as Chief Financial Officer at Tarka Resources, Inc. From 2011 until 2014, Mr. Cleaver served as Chief Financial Officer of Porto Energy Corp. From 2010 until 2011, Mr. Cleaver served as Chief Accounting Officer of Porto Energy Corp. Mr. Cleaver served as Corporate Controller and then as Vice President and Chief Accounting Officer for BPZ Energy from 2006 to 2010. Beginning in 1997 through 2004, Mr. Cleaver served in various accounting roles, including Financial Controller, at Horizon Offshore Contractors, Inc. Mr. Cleaver is a Certified Public Accountant in the state of Texas and holds a Bachelor’s Degree in Business Administration - Accounting from Texas A&M University.

Paul D. Aubert. Mr. Aubert was appointed to the Board on February 1, 2018. Mr. Aubert is currently Senior Vice President & General Counsel of Anthem Holdings Company and its subsidiaries, positions he has held since March 2018. From June 2014 to March 2018, he practiced law in a solo law practice and also served as part-time General Counsel to his current employers. From February 2012 through May 2014, Mr. Aubert served as General Counsel of Pernix Therapeutics Holdings, Inc., a Nasdaq-listed specialty pharmaceutical company. Before that, he was a Shareholder in the Corporate and Securities practice group at Winstead PC, a national law firm headquartered in Dallas, Texas, from 2007 to 2012. Mr. Aubert also served as an attorney in the Corporate and Securities practice groups of several national and international law firms prior to joining Winstead in 2004, including at Andrews Kurth LLP from 1999 to 2004, Weil, Gotshal & Manges LLP from 1998 to 1999 and Jones Walker LLP from 1996 to 1998. Mr. Aubert holds a Juris Doctor and an M.B.A. from Tulane University in New Orleans, Louisiana and a B.A. in History from Louisiana State University - Baton Rouge.

Aline B. Sherwood. Ms. Sherwood was appointed to the Board on March 31, 2022. Ms. Sherwood is currently the senior director of strategic communications at Cognition Therapeutics, Inc. Prior to joining Cognition in October 2023, she provided tactical support and strategic counsel to pre-commercial, public and private life sciences companies through Scienta Communications, LLC, an independent communications consultancy established in 2010. Previously, Ms. Sherwood worked at a series of global and boutique public and investor relations agencies where she provided support for companies developing therapeutics in a variety of indications. Earlier in her career, she managed corporate communications for The Liposome Company, which had developed and commercialized a liposomal formulation of amphotericin B. Before transitioning to industry, Ms. Sherwood worked in research laboratories at Princeton University and Thomas Jefferson University. She earned a Bachelor of Science in biochemistry and classical civilizations from Beloit College.

Douglas P. Morris. Mr. Morris is a co-founder of Bio-Path and has served as a director of Bio-Path since 2007 and served as an officer from 2007 to June 2014. Mr. Morris also currently serves as the Director of Investor Relations and the Secretary of Bio-Path. Additionally, Mr. Morris currently serves as the Vice President of Corporate Development and a director of Spirits Time International, Inc. Mr. Morris previously served as a co-founder, Managing Member, and Secretary of nCAP Holdings, LLC (nCAP), a privately held technology based company from September 2013 to January 2016. Between 1993 and 2010, Mr. Morris was an officer and director of Celtic Investment, Inc., a financial services company. Mr. Morris owned and operated Hyacinth Resources, LLC (“Hyacinth”), a business-consulting firm, from 1990 until September 2018, and is also a Managing Member of Sycamore Ventures, LLC, a privately held consulting firm. Mr. Morris has a B.A. from Brigham Young University, and attended the University of Southern California Master’s program in public administration.

Required Vote

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The five nominees receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors for a term ending upon the 2025 Annual Meeting of Stockholders or until their successors have been duly elected and qualified. A properly executed proxy marked “Withhold Authority” with respect to election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The proxies cannot be voted for a greater number of persons than five. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the election of the nominees listed above.

CORPORATE GOVERNANCE

General

Our operations are managed under the broad supervision of the Board, which has ultimate responsibility for the establishment and implementation of our general operating philosophy, objectives, goals and policies. During the year ended December 31, 2023, our Board met two times and acted by unanimous written consent seven times. Each member of the Board attended 75% or more of the aggregate of (i) the total number of Board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service. Pursuant to our Corporate Governance Guidelines, we expect our directors to attend our annual meetings of stockholders. Two members of our Board attended our 2023 Annual Meeting of Stockholders.

Board Structure and Role in Risk Oversight

Our Board does not have a policy requiring the separation of the offices of Chairman and Chief Executive Officer; rather, our Board determines from time to time whether it is in the best interests of our company and our stockholders for the roles to be separate or combined. We believe that our Board should have the flexibility to make these determinations in a way that will best provide appropriate leadership for our company. Given the growth of the Company, the importance of the performance of the Company and the execution of corporate strategy in the Board’s considerations and duties, the Board believes that Mr. Nielsen is the person best qualified to serve as the Chairman of the Board. Additionally, it is the view of our Board that having Mr. Nielsen serve in the combined positions of President, Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders. It signals to our employees, suppliers, customers and the investment community that a single person is responsible for providing direction in the management of the Company’s operations and growth initiatives. Such a single leader helps avoid the potential for duplication of efforts, for confusing or conflicting senses of direction or for personality conflicts. Moreover, the structure of our Board and committees, the level of independence represented on each, and the experience of our directors balance and complement the combined offices of Chairman, President and Chief Executive Officer. The Board maintains the authority to modify this structure if and when the Board believes such modification would be in the best interests of the Company and its stockholders. The Board has chosen not to appoint a lead independent director at this time.

Our Board’s role in the Company’s risk oversight process includes regular discussions and meetings with members of senior management on areas of material risk to the Company. In addition, our Board plays an important role in risk oversight through direct decision-making authority with respect to significant matters. Significant transactions and decisions require approval by the Board or the appropriate Board committee. Due to the relatively small size of our Board and our executive management team, senior management is able to frequently interact with the full Board. This structure enables the Board and its committees to be closely involved in the risk oversight of the Company.

Director Independence

Our Board is currently comprised of three independent directors and two non-independent directors. The following members of the Board have been identified by the Board as independent under the standards of Nasdaq: Heath W. Cleaver, Paul D. Aubert and Aline B. Sherwood. The Board based these determinations primarily on a review of the responses our directors provided to questions regarding employment and compensation history, affiliations and family and other relationships.

There are no directors on our Audit Committee, Compensation Committee or Nominating/Corporate Governance Committee who are not independent under the standards of Nasdaq.

Board Composition and Diversity

The following table sets forth certain diversity statistics as self-reported by the current members of the Board. Each of the categories listed in the below table has the meaning as it is used in the Nasdaq Rules.

Board Diversity Matrix for Bio-Path Holdings, Inc.
	As of October 13, 2023		As of October 17, 2024
Total Number of Directors	5		5
	Female	Male	Female	Male
Part I: Gender Identity
Directors	1	4	1	4
Part II: Demographic Background
White	1	4	1	4
LGBTQ+	—	—	—	—

Nomination Process

It is our Board’s responsibility to nominate members for election to the Board and to fill vacancies on the Board that may occur between annual meetings of stockholders. The Nominating/Corporate Governance Committee assists the Board by identifying and reviewing potential candidates for Board membership consistent with criteria approved by the Board. The Nominating/Corporate Governance Committee also annually recommends qualified candidates (which may include existing directors) for approval by the Board of a slate of nominees to be proposed for election to the Board at the annual meeting of stockholders.

In the event of a vacancy on the Board between annual meetings of our stockholders, the Board may request that the Nominating/Corporate Governance Committee identify, review and recommend qualified candidates for Board membership for Board consideration to fill such vacancies, if the Board determines that such vacancies will be filled. Our First Amended and Restated Bylaws (the “Bylaws”) allow for up to 15 directors. The Board is permitted by the Bylaws to change the number of directors by a resolution adopted by the Board.

When formulating its recommendations for potential Board nominees, the Nominating/Corporate Governance Committee seeks and considers advice and recommendations from management, other members of the Board and may seek or consider advice and recommendations from consultants, outside counsel, accountants or other advisors as the Nominating/Corporate Governance committee or the Board may deem appropriate.

Board membership criteria are determined by the Board, with input from the Nominating/Corporate Governance Committee. The Board is responsible for periodically determining the appropriate skills, perspectives, experiences and characteristics required of Board candidates, taking into account our needs and current make-up of the Board. This assessment should include appropriate knowledge, experience and skills in areas deemed critical to understanding the Company and our business; personal characteristics, such as integrity and judgment; and the candidate’s commitments to the boards of other companies. The Board does not have a formal policy with regard to the consideration of diversity in identifying potential candidates for Board membership, but the Board strives to nominate candidates with a variety of backgrounds so that, as a group, the Board will possess the appropriate skills, perspectives, experiences and characteristics to oversee the Company’s business. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director and that he or she devotes the time necessary to discharge his or her duties as a director.

Stockholder Nominations for Directors

The Nominating/Corporate Governance Committee will consider candidates for director nominees that are recommended by our stockholders in the same manner as Board recommended nominees, in accordance with the procedures set forth in our Bylaws. Any such nominations should be submitted to the Nominating/Corporate Governance Committee c/o Secretary, Bio-Path Holdings, Inc., 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 before the deadline set forth in the Bylaws and under the heading, “Stockholder Proposals for 2025 Annual Meeting” below, and should be accompanied by the following information:

●	appropriate biographical information, a statement as to the qualifications of the nominee and any other information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and
●	the Proposing Stockholder Information (as defined in the Bylaws).

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 13, 2025.

Board Committees and Other Information

The Board has a standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, each of which is governed by a charter. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company. In 2020, the Board formed a Business Development Committee that assists the Board by advising management on its plans for business development, licensing opportunities and business partnership opportunities. In addition to these committees, we also have a Scientific Advisory Board that serves an advisory role to management and the Board. The information below summarizes the functions of each of the committees and the Scientific Advisory Board.

Audit Committee

The Audit Committee has been structured to comply with the requirements of Section 3(a)(58)(A) of the Exchange Act. The Board has determined that the Audit Committee members have the appropriate level of financial understanding and industry specific knowledge to be able to perform the duties of the position and are financially literate and have the requisite financial sophistication as required by the applicable listing standards of Nasdaq.

The Audit Committee, as permitted by, and in accordance with, its charter, is responsible to periodically assess the adequacy of procedures for the public disclosure of financial information and review on behalf of the Board, and report to the Board, the results of its review and its recommendation regarding all material matters of a financial reporting and audit nature, including, but not limited to, the following main subject areas:

●	financial statements, including management’s discussion and analysis thereof;
●	financial information in any annual information form, proxy statement, prospectus or other offering document, material change report or business acquisition report;
●	press releases regarding annual and interim financial results or containing earnings guidance;
●	internal controls;
●	audits and reviews our financial statements; and
●	filings with securities regulators containing financial information, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The Audit Committee appoints and sets the compensation for the independent registered public accounting firm annually and reviews and evaluates such external auditor. This external auditor reports directly to the Audit Committee. The Audit Committee establishes our hiring policies regarding current and former partners and employees of the external auditor. In addition, the Audit Committee pre-approves all audit and non-audit services undertaken by the external auditor.

The Audit Committee has direct responsibility for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services, including the resolution of disagreements between the external auditor and management.

The Audit Committee is currently comprised of Messrs. Cleaver and Aubert and Ms. Sherwood. Mr. Cleaver currently serves as the chair of the Audit Committee. The Board has determined that Mr. Cleaver qualifies as an “audit committee financial expert” under the Exchange Act and that each member of the Audit Committee is an independent director. The Audit Committee meets at least once per fiscal quarter to fulfill its responsibilities under its charter and in connection with the review of the Company’s quarterly and annual financial statements. During the fiscal year ended December 31, 2023, the Audit Committee met four times.

Compensation Committee

The Compensation Committee’s role is to assist the Board in fulfilling its responsibilities relating to all forms of compensation of the Company’s executive officers, administering the Company’s incentive compensation plan and other benefits plans, including a deferred compensation plan, if applicable, and producing any required report on executive compensation for use in the Company’s proxy statement or other public disclosure. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee periodically assesses compensation of our executive officers in relation to companies of comparable size, industry and complexity, taking the performance of the Company and such other companies into consideration. All decisions with respect to the compensation of our Chief Executive Officer are determined and approved either solely by the Compensation Committee or together with other independent directors, as directed by the Board. All decisions with respect to non-CEO executive compensation, incentive-compensation and equity-based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval. In addition, the Compensation Committee will, as appropriate, review and approve public or regulatory disclosure respecting compensation, including required disclosures regarding executive compensation under Item 402 of Regulation S-K, and the basis on which performance is measured. The Compensation Committee has the authority to retain and compensate any outside adviser as it determines necessary to permit it to carry out its duties. The Compensation Committee has not to date engaged the services of any executive compensation consultant. The Compensation Committee may not form or delegate authority to subcommittees without the prior approval of the Board.

The Compensation Committee is currently comprised of Messrs. Cleaver and Aubert and Ms. Sherwood, each of whom are independent under the rules of Nasdaq. Mr. Aubert currently serves as the chair of the Compensation Committee. The Compensation Committee meets as necessary. During the fiscal year ended December 31, 2023, the Compensation Committee met one time and acted by unanimous written consent one time.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee’s charter provides that the responsibilities of such committee include, among other things:

●	evaluating, identifying and recommending nominees to the Board;
●	considering written recommendations from our stockholders for nominees to the Board;
●	recommending directors to serve as committee members and chairs;
●	reviewing and developing corporate governance guidelines, policies and procedures for the Board;
●	reviewing disclosure by the Company of matters within the Nominating/Corporate Governance Committee’s mandate; and
●	reviewing and evaluating the Nominating/Corporate Governance Committee’s charter and efficacy.

The Nominating/Corporate Governance Committee is responsible for, among other things, identifying and recommending potential candidates for nomination to the Board. The Nominating/Corporate Governance Committee receives advice from the Board and will consider written recommendations from the stockholders of the Company respecting individuals best suited to serve as directors, and, when necessary, develops its own list of appropriate candidates for directorships. For a description of the procedures to be followed by stockholders of the Company in submitting recommendations to be considered by the Nominating/Corporate Governance Committee, see the discussion set forth below under the heading titled, “Stockholder Nominations for Directors.”

The Nominating/Corporate Governance Committee is currently comprised of Messrs. Cleaver and Aubert and Ms. Sherwood, each of whom are independent under the rules of Nasdaq. Mr. Cleaver currently serves as the chair of the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee meets at least annually, and otherwise as necessary. During the fiscal year ended December 31, 2023, the Nominating/Corporate Governance Committee acted by unanimous written consent one time.

Business Development Committee

The Business Development Committee assists the Board by advising management on its plans for business development, licensing opportunities and business partnership opportunities. The Business Development Committee also performs other duties as directed by the Board from time to time and operates under a written charter adopted by the Board. The Business Development Committee is currently comprised of Ms. Sherwood and Messrs. Nielsen and Morris. Ms. Sherwood currently serves as the chair of the Business Development Committee.

Scientific Advisory Board

The Scientific Advisory Board assists management and the Board on an advisory basis with respect to the research, development, clinical, regulatory and commercial plans and activities relating to research, manufacture, use and/or sale of our drug candidates and products. The Scientific Advisory Board meets on an ad hoc basis and may attend meetings of the Board at the Board’s request. The current members of the Scientific Advisory Board are Jorge Cortes, M.D, who serves as chairman, D. Craig Hooper, Ph.D., and Jason Fleming, M.D.

Employee, Officer and Director Hedging

We have adopted an insider trading policy that prohibits our employees (including officers) and directors from entering into hedging or monetization transactions or similar arrangements with respect to our securities, as well as derivative securities relating to our securities, unless advance approval is obtained from the compliance officer appointed under the policy.

Availability of Committee Charters and Other Information

The charters for our Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee, as well as our Corporate Governance Guidelines, Employee Code of Business Conduct and Ethics and Code of Business Conduct and Ethics for Members of the Board, are available under the section titled “Corporate Governance” on the Investors page of the Company’s website, www.biopathholdings.com. We intend to disclose any changes to or waivers from the Employee Code of Business Conduct and Ethics that would otherwise be required to be disclosed under Item 5.05 of Form 8-K on our website. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Communications with Directors

Due to the infrequency of communications from stockholders to the Board, we have not adopted a formal process by which stockholders may communicate with the Board. Nevertheless, stockholders or other interested parties may communicate with any director by writing to them c/o Douglas P. Morris, Secretary, Bio-Path Holdings, Inc., 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401 or by sending an e-mail to dmorris@biopathholdings.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is our policy that we will not enter into any transactions required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC unless the Audit Committee first reviews and approves the transactions. The Audit Committee is required to review on an ongoing basis and pre-approve all related party transactions before they are entered into, including those transactions that are required to be disclosed under Item 404 of Regulation S-K. Related party transactions involving a director must also be approved by the disinterested members of the Audit Committee. It is the responsibility of our employees and directors to disclose any significant financial interest in a transaction between the Company and a third party, including an indirect interest. All related party transactions shall be disclosed in our filings with the SEC as required under SEC rules.

In addition, pursuant to our codes of ethics, all employees, officers and directors of ours and our subsidiaries are prohibited from engaging in any relationship or financial interest that is an actual or potential conflict of interest with us without approval. Employees and officers are required to provide written disclosure to their supervisors as soon as they have any knowledge of a transaction or proposed transaction with an outside individual, business or other organization that would create a conflict of interest or the appearance of one. Directors are required to disclose such information to the Board or as otherwise required by law.

For our last two fiscal years, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at the end of our last two fiscal years, and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this Proxy Statement and (ii) the transactions described in the following paragraph.

We have entered into indemnity agreements with certain of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under applicable law, our Certificate of Incorporation and our Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of common stock with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms that they file.

To our knowledge, based solely on our review of the copies of such reports received by us and on written representations by certain reporting persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were complied with in a timely manner.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

Peter H. Nielsen is the only executive officer of the Company as of the date of this Proxy Statement. Mr. Nielsen has served as the Company’s Chief Executive Officer, President, Chief Financial Officer, Treasurer and Chairman of the Board since 2008. Mr. Nielsen’s age and biographical information are set forth under “Proposal One: Election of Directors” above.

Executive Compensation

The Compensation Committee oversees our compensation programs for executives and all employees. The Compensation Committee understands that for the Company and its stockholders to achieve long-term success, the compensation programs need to attract, retain, develop and motivate a strong leadership team. As a result, our executive compensation programs are designed to pay for performance, enable talent attraction, retain top talent and closely align the interests of our executives with those of our stockholders. All decisions with respect to the compensation of our Chief Executive Officer are determined and approved either solely by the Compensation Committee or together with other independent directors, as directed by the Board. All decisions with respect to non-CEO executive compensation, incentive-compensation and equity-based plans are first approved by the Compensation Committee and then submitted, together with the Compensation Committee’s recommendation, to the members of the Board for final approval.

This section provides important information on our executive compensation programs and explains the compensation decisions made during 2023 by the Compensation Committee for our named executive officers (“NEOs”). In the fiscal year ended December 31, 2023, our only NEO was Peter H. Nielsen, Chairman of the Board, Chief Executive Officer, Chief Financial Officer and President.

Compensation Philosophy

Our primary objective with respect to executive compensation is to design a reward system that will align executive compensation with our overall business strategies and attract and retain highly qualified executives. We intend to stay competitive in the marketplace with companies of comparable size, industry and complexity. Our compensation philosophy for executives is guided by the following principles:

●	Pay for Performance. In making compensation decisions, we consider annual and long-term Company performance and consider the compensation of our executive officers in relation to companies of comparable size, industry and complexity, taking the performance of the Company into consideration.
●	Reviewed Annually. The Compensation Committee annually reviews compensation levels to ensure we remain competitive and continue to attract, retain and motivate top-tier talent.
●	Alignment with Stockholder Interests. Our compensation is intended to closely align the interests of our NEOs with those of our stockholders in an effort to create long-term stockholder value. In developing our compensation philosophy, the Compensation Committee has considered the most recent stockholder advisory vote on executive compensation in which an overwhelmingly positive percentage of the votes cast were in favor of our executive compensation. The Compensation Committee is continuously mindful of stockholders’ views on executive compensation and remains focused on ensuring proper alignment with stockholder interests.

Our compensation philosophy rewards demonstrated performance and encourages behavior that is in the long-term best interests of the Company and its stockholders.

Elements and Mix of our 2023 Compensation Program

The following elements made up the fiscal year 2023 compensation program for our NEOs:

Element	Form of Compensation	Purpose, Basis and Performance Criteria
Base Salary	Cash
●
Base salary is intended to provide a market competitive level of fixed compensation in recognition of responsibilities, skills, capabilities, experience and leadership.
●
Base salary is not generally performance based, but reflective of competencies and experience.

Annual Performance Incentive Awards (considered “at-risk” compensation)	Cash	● Annual cash performance incentive awards are intended to motivate and reward performance achievement. ● Payments are discretionary and approved annually by the Compensation Committee.

Long-Term Incentive Awards (considered “at-risk” compensation)	Stock Options
●
Long-term incentive awards are intended to recognize and reward the achievement of long-term corporate goals and objectives, recognize promotions, motivate retention of our leadership talent and align executives’ interests with our stockholders.
●
The Compensation Committee determines the amount of long-term incentive awards to be granted to each NEO. The Compensation Committee also may make isolated awards to recognize promotions, new hires or individual performance achievements.
●
In 2023, the long-term incentive awards included time-vested equity awards that vest over a four-year period.
●
The Compensation Committee provides time-vested long-term incentives (i) to build a consistent ownership stake and retention incentive, (ii) to create a meaningful tie to the Company’s relative long-term stockholder returns and (iii) to motivate consistent improvement over a longer-term horizon.

Change of Control Severance	Eligible to receive severance payments and post-termination health benefits in connection with involuntary termination within three months before or twelve months after a change of control
●
Employment agreements are intended to provide financial security and an industry-competitive compensation package for NEOs. This additional security helps ensure that NEOs remain focused on our performance and the continued creation of stockholder value throughout any change of control transaction rather than on the potential uncertainties associated with their own employment.

Evaluation Process, Compensation Consultant, Peer Comparisons and Officers

Evaluation Process. The Compensation Committee oversees the administration of the compensation programs applicable to our employees, including our NEOs. The Compensation Committee generally makes its decisions regarding the annual compensation of our NEOs at its regularly-scheduled meeting in the first quarter of each year. These decisions include adjustments to base salary, grants of annual incentive awards and grants of long-term incentive awards. The Compensation Committee also makes compensation adjustments as necessary at other times during the year, such as in the case of promotions, changes in employment status and for competitive purposes.

Each year for the Compensation Committee meeting, our CEO prepares an evaluation of each of the other executive officers, if any, and makes compensation recommendations to the Compensation Committee based upon our performance against our corporate performance metrics and the individual’s performance. In addition to considering the CEO’s recommendations, the Compensation Committee assesses the applicable executive officer’s impact during the year and his or her overall value to the Company, specifically by considering the individual leadership skills, impact on strategic initiatives, performance in his or her primary area of responsibility, his or her role in succession planning and development and other intangible qualities that contribute to corporate and individual success. During 2023, our CEO was our only executive officer.

Compensation Consultant and Peer Comparisons. For the 2023 performance period, the Compensation Committee did not engage an external compensation consultant to review the compensation of our executive officers. For comparison purposes, the Compensation Committee relied upon peer executive compensation data from proxies and compensation surveys of the Industry Peer Group (as defined below) prepared by our executive compensation counsel based on parameters set by the Compensation Committee. The Compensation Committee reviewed executive compensation data from the Industry Peer Group to consider competitive pay levels and compensation practices. Such data included components such as total direct compensation, considered as the sum of base salary and annual cash performance incentive award, as well as total compensation, including long-term incentive awards.

While executive compensation data from the Industry Peer Group provides a point of reference for measurement, it is not the determinative factor for compensation decisions. The Compensation Committee does not target the compensation of our executive officers to a specific percentile of compensation provided to officers in comparable positions in our Industry Peer Group. The purpose of the comparison is not to supplant the analyses of our corporate performance and the individual performance of our executive officers that the Compensation Committee considers when making compensation decisions. Because the compensation data is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use.

The Compensation Committee established our Industry Peer Group in 2022 and maintained the Industry Peer Group in 2023. With the assistance of our executive compensation counsel, the Compensation Committee reviews the composition of the peer group annually to ensure that companies are relevant for comparative purposes. In identifying companies to include in the Industry Peer Group, the Compensation Committee considered, among other things, the following:

●	the industry of the companies;
●	the annual revenue, market capitalization and total assets of the companies;
●	the number of full-time employees of the companies;
●	the market data sources that are available with respect to the companies; and
●	the number of peers included in the Industry Peer Group.

For 2023, our Industry Peer Group consisted of the following companies (the “Industry Peer Group”):

●	Aileron Therapeutics, Inc. (ALRN)
●	Bellicum Pharmaceuticals, Inc. (BLCM)
●	Cellectar Biosciences, Inc. (CLRB)
●	CNS Pharmaceuticals, Inc. (CNSP)
●	Cyclacel Pharmaceuticals Inc. (CYCC)
●	Diffusion Pharmaceuticals, Inc. (DFFN)
●	Monopar Therapeutics Inc. (MNPR)
●	Neurobo Pharmaceuticals Inc. (NRBO)
●	Soligenix, Inc. (SNGX)
●	Sonnet Biotherapeutics Holdings, Inc. (SONN)

Role of the Chief Executive Officer. Annually, our CEO provides the Compensation Committee with an evaluation of his performance that is based, in large part, upon performance of the Company and as our lead representative to the investment community. The Compensation Committee evaluates our CEO on these and other criteria. The total compensation package for our CEO is based on the Compensation Committee’s evaluation, and reflects his performance, the performance of the Company and competitive industry practices.

Role of Other Executive Officers. Our CEO makes recommendations to the Compensation Committee on all compensation actions (other than his own compensation) affecting our other executive officers, if any. In developing his recommendation for an executive officer, our CEO considers the self-evaluation prepared by the executive officer, the recommendations of his executive team, as well as his own evaluation. Our CEO’s evaluation includes an assessment of the impact that the executive officer has had on the Company during the award year and their overall value to the Company as a senior leader. The Compensation Committee is provided with our CEO’s evaluation of each executive officer’s performance and contributions to the Company. The Compensation Committee considers the information and recommendations provided by our CEO and provides a recommendation to the Board for non-CEO executive officer base salary, annual cash incentive awards and grants of long-term incentive awards, which are subject to Board approval. During 2023, our CEO was our only executive officer.

2023 Performance Analysis and Compensation Decisions

In its meeting in the first quarter of each year, the Compensation Committee determines base salaries for the current year, the annual performance incentive awards for prior-year performance and the long-term incentive awards for the current year. Each element is reviewed annually, as well as at the time of a promotion, other change in responsibilities, other significant corporate events or a material change in market conditions. Variances in the amount of compensation awarded to each executive officer generally reflect differences in individual responsibility and experience.

Base Salary. In recent years, the Compensation Committee has adjusted executive base salaries with the goal of providing a stable base of competitive cash compensation while rewarding corporate and individual performance through annual performance incentive awards. During 2023, the annual base salary for Mr. Nielsen was $575,000, compared to $555,000 during 2022. Mr. Nielsen voluntarily reduced his base salary for 2023 to $400,000.

Annual Performance Incentive Awards. During 2023, the Compensation Committee approved a discretionary annual cash performance incentive award for Mr. Nielsen in the amount of $110,000. Mr. Nielsen voluntarily elected to forego this award.

Long-term Incentive Awards. The Compensation Committee believes that long-term incentive awards should provide for a retention incentive with a strong tie to relative long-term stockholder return. Accordingly, the Compensation Committee grants stock option awards that typically vest over a four-year period. During 2023, the Board approved a long-term incentive award in the form of stock options to Mr. Nielsen based on recommendations from the Compensation Committee. Specifically, in May 2023, Mr. Nielsen was awarded a time-vested stock option award to purchase 5,250 shares of our common stock. The terms of the stock option grant require, among other things, that Mr. Nielsen continue to provide services over the vesting period of the options. The stock options vest over a four-year period from the date of the grant, with one-fourth (1/4) of the stock options vesting on the first anniversary of such grant, and the remaining stock options vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the stock options over the next three years, based on continuing service to the Company.

Summary Compensation Table

The following table sets forth information with respect to the compensation of our sole NEO for the fiscal years ended December 31, 2023 and 2022.

Name and						Option	All Other
Principal						Awards	Compensation
Position	Year	Salary ($)		Bonus ($)		($)(1)	($)		Total ($)
Peter H. Nielsen, CEO,	2023	$575,000	(2)	$110,000	(3)	$130,880	$11,237	(4)	$827,117
CFO, President, Chairman, Director	2022	$555,000		$150,000		$288,669	$17,678	(5)	$1,011,347

(1)	The amounts reported in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for assumptions made by us in such valuation.
(2)	Mr. Nielsen voluntarily reduced his base salary for 2023 to $400,000.
(3)	Mr. Nielsen voluntarily elected to forego the entire $110,000 bonus.
(4)	The amounts reported include Medicare premiums of $7,855, insurance copayments of $1,990 and certain other benefits including life insurance premiums paid by the Company for Mr. Nielsen.
(5)	The amounts reported include Medicare premiums of $12,822, insurance copayments of $3,471 and certain other benefits including life insurance premiums paid by the Company for Mr. Nielsen.

Grants of Plan-Based Awards Table

The following table contains information about grants of plan-based stock options to our sole NEO during fiscal year 2023:

Estimated Future Payouts Under Non-Equity
	Incentive Plan Awards				All Other	All Other	Exercise
					Stock	Option	or	Grant Date
					Awards:	Awards:	Base	Fair Value
					Number of	Number of	Price of	of
					Shares of	Securities	Option	Stock
	Grant	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards
Name	Date	($)	($)	($)	Units (#)	Options (#)	($/Sh)	($)(2)
Mr. Nielsen (1)	5/2/2023					5,250	$27.80	$25.00

(1)	Reflects time-vested stock options awarded under our 2022 Stock Incentive Plan (as amended, the “2022 Plan”). The options vest over a four-year period from the date of grant, with one-fourth (1/4) of the options vesting on the first anniversary of such grant, and the remaining options vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the options over the next three years.
(2)	The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for assumptions made by us in such valuation.

Narrative Disclosures to Summary Compensation Table and Grants of Plan-Based Awards Table

Please see the discussion under the heading “2023 Performance Analysis and Compensation Decisions” in this Proxy Statement, above.

Outstanding Equity Awards at December 31, 2023

The following table sets forth certain information with respect to outstanding stock option awards of our sole NEO for the fiscal year ended December 31, 2023.

			Equity
			Incentive
			Plan
	Number of	Number of	Awards:
	Securities	Securities	Number of
	Underlying	Underlying	Securities
	Unexercised	Unexercised	Underlying
	Options	Options	Unexercised	Option	Option
	Exercisable	Unexercisable	Unearned	Exercise	Expiration
Name	(#)	(#)	Options (#)	Price ($)	Date
Mr. Nielsen (1)	138	—	—	$11,000.00	April 2026
Mr. Nielsen (1)	325	—	—	$736.00	April 2028
Mr. Nielsen (1)	750	—	—	$368.00	March 2029
Mr. Nielsen (2)	703	47	—	$65.00	March 2030
Mr. Nielsen (3)	3,719	531	—	$104.20	June 2030
Mr. Nielsen (4)	3,438	1,562	—	$140.40	March 2031
Mr. Nielsen (5)	1,969	2,531	—	$72.20	March 2032
Mr. Nielsen (6)	—	5,250	—	$27.80	May 2033

(1)	All of these options granted are fully vested.
(2)	This option vests over a four-year period from the date of grant, March 28, 2020, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.
(3)	This option vests over a four-year period from the date of grant, June 16, 2020, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.
(4)	This option vests over a four-year period from the date of grant, March 31, 2021, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.
(5)	This option vests over a four-year period from the date of grant, March 23, 2022, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.
(6)	This option vests over a four-year period from the date of grant, May 2, 2023, with one-fourth (1/4) of the shares vesting on the first anniversary of such grant, and the remaining shares vesting thereafter in equal monthly increments equal to one-forty-eighth (1/48) of the shares over the next three years, based on continuing service to the Company.

Employment Agreement and Potential Payments Upon Termination or Change of Control

Bio-Path Subsidiary has entered into an employment agreement with its Chief Executive Officer, Peter H. Nielsen, dated May 1, 2007 (the “Nielsen Employment Agreement”).

The Nielsen Employment Agreement provides for a base salary, as approved by the Compensation Committee, of $575,000. The Nielsen Employment Agreement provides that Mr. Nielsen is entitled to certain severance payments and benefits in the event he is terminated without Cause (as defined in the Nielsen Employment Agreement) or resigns for Good Reason (as defined in the Nielsen Employment Agreement), subject to Mr. Nielsen’s continued compliance with the Confidentiality Agreement (as defined in the Nielsen Employment Agreement) and execution of a general release of all claims against us. In addition, the Nielsen Employment Agreement also provides that Mr. Nielsen is entitled to certain severance payments and benefits in the event he is terminated without Cause or resigns for Good Reason within three months before or 12 months following a Change in Control (as defined in the Nielsen Employment Agreement), subject to Mr. Nielsen’s continued compliance with the Confidentiality Agreement and execution of a general release of all claims against us.

The severance payments and benefits include the following in the event Mr. Nielsen is terminated without Cause or resigns for Good Reason: (i) any accrued but untaken vacation days of Mr. Nielsen will be paid to the extent not yet paid; (ii) the equivalent of Mr. Nielsen’s base salary will be paid for a period of three months; and (iii) subject to certain restrictions, for three months after Mr. Nielsen’s date of termination, the Company will continue its contributions toward Mr. Nielsen’s health care, dental, disability and life insurance benefits on the same basis as immediately prior to the date of termination.

The severance payments and benefits include the following in the event Mr. Nielsen is terminated without Cause or resigns for Good Reason within three months before or 12 months following a Change in Control: (i) any unvested stock or stock options awarded to Mr. Nielsen shall immediately vest upon the occurrence of Mr. Nielsen’s termination of employment; (ii) Mr. Nielsen’s base salary will be paid through the termination date, and any accrued but untaken vacation days of Mr. Nielsen will be paid to the extent not yet paid; (iii) Mr. Nielsen’s normal post-termination benefits will be paid in accordance with our retirement, insurance and other benefit plan arrangements (including non-qualified deferred compensation plans); (iv) the equivalent of Mr. Nielsen’s base salary will be paid for a period of three months; (v) subject to certain restrictions, for six months after Mr. Nielsen’s date of termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice of policy, Mr. Nielsen’s health care, dental, disability and life insurance benefits will be provided on the same basis as immediately prior to the date of termination; and (vi) subject to certain restrictions and to the extent not otherwise paid or provided, we will pay or provide any other amounts or benefits required to be paid or provided or which Mr. Nielsen is eligible to receive following his termination of employment under any of our plans, programs, policies, practices, contracts or agreements.

Potential severance payments and benefits to be paid pursuant to the Nielsen Employment Agreement assuming a termination or Change in Control occurred on December 31, 2023 are set forth in the table below.

		Triggering Event
			Termination
			without
			Cause or
			Resignation
			for
			Good Reason
			within 3
		Termination	Months Before
		without	or 12
		Cause or	Months
		Resignation	Following
		for Good	a Change in
		Reason	Control
Name	Benefit	($)	($)
Peter H. Nielsen	Market Value of Stock Vesting	$—	$—	(1)
	Accrued Vacation Days	36,923	36,923
	Three Months’ Base Salary	100,000	100,000
	Continuation of Benefits	1,667	3,334
	Total	$138,590	$140,257

(1)	Mr. Nielsen’s stock option awards would immediately become vested, and the value of the acceleration would be equal to the vesting shares multiplied by the excess of the then current stock price over the exercise price of the options. For purposes of this table, we have calculated the value of the acceleration using the closing price of our common stock on December 30, 2023, or $9.20 per share.

Pay Versus Performance Table

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer (our Principal Executive Officer, or “PEO”) in comparison to certain performance metrics for the fiscal years ended December 31, 2023 and 2022.

			Value of Initial Fixed $100
			Investment Based On:
	Summary	Compensation
	Compensation Table	Actually Paid to	Total Shareholder	Net Loss
Year	Total for PEO (1)(2)	PEO (3)	Return	(in thousands)
2023	$827,117	$398,674	$12.20	$(16,078)
2022	$1,011,347	$542,050	$40.05	$(13,868)

(1)	Peter H. Nielsen served as the Company’s PEO during 2022 and 2023 and was the only NEO during these years.
(2)	These amounts reflect the total compensation reported in the Summary Compensation Table.
(3)	These amounts reflect the total compensation actually paid based on the compensation reported in the Summary Compensation Table, adjusted as shown in the table below:

	2023	2022
Summary Compensation Table	$827,117	$1,011,347
- Grant Date Fair Value of Option Awards Granted in Fiscal Year	(130,880)	(288,669)
+ Fair Value at Year End of Outstanding and Unvested Options Granted in Fiscal Year	44,861	126,450
+ Change in Fair Value of Outstanding and Unvested Option Awards Granted in Prior Fiscal Years	(373,819)	(401,450)
+ Fair Value at Vesting of Option Awards Granted in Prior Fiscal Years That Vested During Fiscal Year	31,395	94,372
Compensation Actually Paid	$398,674	$542,050

Narrative Disclosure to Pay Versus Performance Table

As a clinical and preclinical stage company with no significant revenues to date, we do not utilize total shareholder return and net loss in our executive compensation program. However, we do utilize a compensation philosophy that considers annual and long-term Company performance, compensation of executive officers of companies of comparable size, industry and complexity, taking the performance of the Company into consideration, and the competitiveness of the job market to attract, retain and motivate top-tier talent and is intended to closely align the interests of our executive officers with those of our stockholders in an effort to create long-term stockholder value. A comprehensive overview of our compensation philosophy can be found under the heading “Executive Officers and Executive Compensation” in this Proxy Statement, above.

A significant component of our executive compensation program consists of long-term incentive awards, in the form of stock options, which are intended to recognize and reward the achievement of long-term corporate goals and objectives, motivate retention of our leadership talent and align executives’ interests with our stockholders. The stock options provide value only if the market price of our common stock increases, the executive remains employed and the stock options vest. As shown in the tables above, the compensation actually paid to our PEO in 2022 and 2023 was significantly influenced by the market price of our common stock and was aligned with total shareholder return.

DIRECTOR COMPENSATION

The following table presents summary information for the year ended December 31, 2023 regarding the compensation of the members of our Board (other than Mr. Nielsen).

	Fees
	Earned
	or Paid		Option		All Other
Name	in Cash		Awards		Compensation		Total
Heath W. Cleaver	$73,000	(1)	$12,306	(2)	$—		$85,306
Paul D. Aubert	$61,500	(1)	$12,306	(2)	$—		$73,806
Aline B. Sherwood	$64,500	(1)	$12,306	(2)	$—		$76,806
Douglas P. Morris (3)	$—		$16,235	(4)	$73,744	(5)	$89,979

(1)	These amounts reflect cash fees paid to or earned by our non-employee directors for attending Board or committee meetings during the year ended December 31, 2023.
(2)	In May 2023, our non-employee directors who were eligible at such time earned or received an annual grant of an option to purchase 500 shares of our common stock, which was the only grant received by such directors during 2023. The amounts in this column reflect the aggregate grant date fair value of equity awards granted during the year computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 for assumptions made by us in such valuation.
(3)	Mr. Morris was hired by the Company in 2016 as the Company’s Director of Investor Relations. Accordingly, Mr. Morris is not considered a non-employee director and does not receive compensation for his services as a member of the Board.
(4)	Option awards granted to Mr. Morris reflect compensation received by Mr. Morris in his capacity as the Company’s Director of Investor Relations.
(5)	This amount reflects compensation received by Mr. Morris in his capacity as the Company’s Director of Investor Relations, which includes base salary and certain other benefits.

The following table reflects the aggregate number of outstanding options (including unexercisable options) held by our directors (other than Mr. Nielsen) as of December 31, 2023.

Number of
shares
underlying
outstanding
Director	options
Heath W. Cleaver	2,125
Paul D. Aubert	2,100
Aline B. Sherwood	1,000
Douglas P. Morris (1)	2,619

(1)	Mr. Morris was hired by the Company in 2016 as the Company’s Director of Investor Relations. Accordingly, Mr. Morris is not considered a non-employee director.

Narrative to Director Compensation Table

In 2023, our non-employee directors received cash and equity compensation in accordance with our non-employee director compensation structure. Directors who were also employed by the Company did not receive compensation for services as directors. During 2023, our compensation structure for all non-employee directors was as follows:

Cash Compensation Program

Non-employee directors received as compensation an annual cash retainer in the amount of $40,000.

The chairs of the respective Board committees also received as compensation the following amounts: (i) an annual cash retainer in the amount of $20,000 to the chair of the Audit Committee; (ii) an annual cash retainer in the amount of $10,000 to the chair of the Compensation Committee; (iii) an annual cash retainer in the amount of $8,000 to the chair of the Nominating/Corporate Governance Committee; and (iv) an annual cash retainer in the amount of $8,000 to the chair of the Business Development Committee.

Non-chair members of the respective Board committees also received as compensation the following amounts: (i) an annual cash retainer in the amount of $7,500 to each member of the Audit Committee; (ii) an annual cash retainer in the amount of $5,000 to each member of the Compensation Committee; and (iii) an annual cash retainer in the amount of $4,000 to each member of the Nominating/Corporate Governance Committee.

In addition to the foregoing cash compensation for Board and committee members, non-employee directors of the Board who spent significant time performing Board or committee service beyond the normal scope of their Board or committee responsibilities could receive up to $2,500 per diem at the discretion of the Chief Executive Officer of the Company.

Equity Compensation Program

Each non-employee director of the Board also received as compensation an annual stock option grant (a “Grant”) of 500 shares of our common stock (the “Option Shares”). The exercise price of the Option Shares was determined by the Board, and the Option Shares vest over a one-year period from the date of the Grant, with the Option Shares vesting in equal monthly increments equal to one-twelfth (1/12) of the Option Shares, based on continuing service to the Company.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s independent registered public accounting firm being recommended to stockholders for ratification for the fiscal year ending December 31, 2024 is EY. EY served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2023 and December 31, 2022. Audit services provided by EY during the 2023 and 2022 fiscal years included the audit of our annual financial statements and services related to filings with the SEC and other regulatory bodies.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2023 and December 31, 2022, EY, as our independent registered public accounting firm during such time, billed the approximate fees set forth in the table below. The Board has considered the services provided by EY and has concluded that such services are compatible with the independence of EY as our principal accountants during such periods.

The table below sets forth the aggregate fees billed to the Company by EY for services rendered in the fiscal years ended December 31, 2023 and December 31, 2022 (in thousands).

	December 31,	December 31,
	2023	2022
Audit fees (1)	$445	$336
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total	$445	$336

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, reviews of the interim condensed consolidated financial statements included in quarterly filings, services associated with equity offerings, including with respect to registration statements filed by the Company, and services that are normally provided by EY in connection with statutory and regulatory filings or engagements, including consents, except those not required by statute or regulation.
(2)	Audit-related fees consist of fees billed by EY for assurance and related services. These fees include services provided in conjunction with due diligence services and employee benefit plan audits.
(3)	Tax fees consist of fees billed for professional services rendered by EY for state and federal tax compliance and advice, and tax planning.
(4)	All other fees consist of fees billed by EY for professional services other than those relating to audit fees, audit-related fees and tax fees.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted any blanket pre-approval policies and procedures. Instead, the Audit Committee will pre-approve the provision of all audit or non-audit services.

Appointment for 2024

The Audit Committee approved the selection of EY as our independent registered public accounting firm for the 2024 fiscal year and is asking stockholders for ratification of their selection. A representative of EY may be present at the Annual Meeting. If a representative is not present at the Annual Meeting, however, we anticipate that a representative of EY will be available telephonically and will have an opportunity to make a statement, if he or she desires to do so, and will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

Required Vote

The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on Proposal Two which are present in person or by proxy at the Annual Meeting will be required for approval of Proposal Two. Stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 is not required by our Bylaws or other applicable legal requirement; however, our Board is submitting the selection of EY to stockholders for ratification as a matter of good corporate practice. In the event that the stockholders do not approve the selection of EY, the Audit Committee will reconsider the appointment of the independent registered accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders. A properly executed proxy marked “Abstain” with respect to Proposal Two will not be voted with respect to Proposal Two, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Proposal Two is considered a “routine” matter. As such, brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on Proposal Two.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the ratification of the selection of EY to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Management is responsible for the Company’s financial statements, and the independent auditors are responsible for the examination of those statements.

In keeping with its responsibilities, the Audit Committee met and held discussions with management and EY, our independent registered public accounting firm for the fiscal year ended December 31, 2023, to ascertain compliance with Section 404 of the Sarbanes-Oxley Act. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee reviewed and discussed the financial statements with management and EY both with and without management present. In addition, the Audit Committee discussed with EY all communications required by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee received written disclosures and the letter from our independent registered public accounting firm required by the PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and discussed with EY matters pertaining to their independence. The Audit Committee discussed with EY all relationships between EY and the Company that may bear on EY’s independence and any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence.

Based on the Audit Committee’s discussions with management and EY, and the Audit Committee’s review of the audited financial statements, representations of management and the report of EY, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Heath W. Cleaver (Chair)
Paul D. Aubert
Aline B. Sherwood

PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2022 STOCK INCENTIVE

PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE PLAN BY 1,200,000 SHARES FOR A TOTAL OF 1,265,000 SHARES

We are asking you to approve an amendment (the “Amendment”) to the Bio-Path Holdings, Inc. 2022 Stock Incentive Plan (the “2022 Plan”) to increase the number of shares of the Company’s common stock that may be issued under the 2022 Plan by 1,200,000 shares for a total of 1,265,000 shares. The Board adopted the Amendment on October 16, 2024 upon recommendation by the Compensation Committee and has recommended that stockholders approve the Amendment. The Amendment will only become effective if approved by the stockholders at the Annual Meeting. If approved by the stockholders at the Annual Meeting, the effective date of the Amendment will be December 12, 2024. On February 22, 2024, we effected a reverse stock split of our outstanding shares of common stock at a ratio of 1-for-20, and our common stock began trading on the split-adjusted basis on the Nasdaq Capital Market at the commencement of trading on February 23, 2024. All applicable common stock share and per share amounts described in this Proposal Three have been adjusted to give effect to the 1-for-20 reverse stock split, retrospectively. In regards to the reverse stock split under Proposal Four, all applicable common stock share and per share amounts described in this Proposal Three are on a pre-split basis and do not assume approval of Proposal Four. If Proposal Four is approved and effected, the common stock reserved under the 2022 Plan will be reduced proportionately.

As of October 14, 2024, there were 948 shares of the Company’s common stock available for future grants under the 2022 Plan and 96,389 shares of the Company’s common stock subject to outstanding awards under the 2022 Plan. We believe that the current number of shares of the Company’s common stock available for future grants under the 2022 Plan is insufficient to support the general purpose of the 2022 Plan to retain and attract employees, directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such persons to participate in the long-term success and growth of the Company. In order to continue to make grants of equity in accordance with the Company’s compensation philosophy, the Compensation Committee and the Board have approved, and are asking you to approve, the Amendment to increase the number of shares of the Company’s common stock that may be issued under the 2022 Plan by 1,200,000 shares for a total of 1,265,000 shares. A copy of the full text of the form of the Amendment is attached to this Proxy Statement as Appendix A.

Material Terms of the 2022 Plan

The following is a general summary of the principal terms of the 2022 Plan and is qualified in its entirety by the full text of the 2022 Plan, a copy of which is incorporated by reference to our Annual Report on Form 10-K filed on March 7, 2024. You may also obtain, free of charge, a copy of the 2022 Plan by writing to the Company c/o Douglas P. Morris, Secretary, Bio-Path Holdings, Inc., 4710 Bellaire Boulevard, Suite 210, Bellaire, Texas 77401.

General Purpose. The general purpose of the 2022 Plan is to retain and attract employees, directors and consultants who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such persons to participate in the long-term success and growth of the Company through the granting of awards thereunder.

Administration. The Board or one or more committees appointed by the Board will administer the 2022 Plan. For this purpose, the Board has delegated general administrative authority for the 2022 Plan to the Compensation Committee (the appropriate acting body, whether the Board, the Compensation Committee or another committee appointed by the Board, is referred to in this summary as the “Administrator”). The Administrator may also delegate to one or more persons the right to act on its behalf in such matters as authorized by the Administrator. The Administrator determines which eligible persons shall be granted awards under the plan, provided that any award granted to a member of the Compensation Committee shall be subject to the approval or ratification of the Board. Along with other authority granted to the Administrator under the 2022 Plan, the Administrator may (i) select recipients of awards, (ii) determine the number of shares subject to awards, (iii) approve form award agreements, (iv) determine the terms and conditions of awards and (v) allow participants to satisfy withholding tax obligations through a reduction of shares. The Administrator may not, however, effectuate a repricing or exchange of outstanding stock options.

Authorized Shares; Limits on Awards; Lapsed Awards. Currently, the maximum number of common shares that may be issued or transferred pursuant to awards under the 2022 Plan equals 65,000, all of which may be subject to incentive stock option treatment. Under the proposed Amendment, this maximum number of common shares that may be issued or transferred pursuant to awards under the 2022 Plan would be increased by 1,200,000 shares for a total of 1,265,000 shares. As of October 14, 2024, 96,389 common shares are subject to outstanding awards under the 2022 Plan. Additionally, no non-employee director may be granted awards covering shares having a fair market value of more than $500,000 on the grant date in any one calendar year. If any outstanding award under the 2022 Plan expires, is forfeited or is cancelled, in whole or in part, then the number of shares subject to the 2022 Plan (other than shares issued with respect to Incentive Stock Options) shall be increased by the portion of such awards so forfeited, expired or cancelled and such forfeited, expired or cancelled shares may again be awarded under the 2022 Plan. Shares tendered in payment of the exercise price or withholding taxes with respect to an award shall not become, or again be, available for awards under the 2022 Plan. The grant of awards that may not be satisfied by issuance of shares shall not count against the maximum number of shares of common stock subject to the 2022 Plan; however, shares attributable to awards that may be satisfied either by the issuance of shares or by cash or other consideration shall be counted against the maximum number of shares of common stock that may be issued under the 2022 Plan. If shares of common stock issued in connection with any award granted under the 2022 Plan shall be repurchased by the Company, in whole or in part, then the number of shares of common stock subject to the 2022 Plan shall not be increased by that portion of the shares repurchased by the Company, and such repurchased shares may not again be awarded pursuant to the provisions of the 2022 Plan.

Eligibility. Persons eligible to receive awards under the 2022 Plan include our employees, directors and consultants. Approximately ten employees and five directors, in each case inclusive of directors who are also employed by the Company, and three consultants are eligible to participate in the 2022 Plan, as of October 17, 2024. The Administrator determines from time to time the participants to whom awards will be granted. In accordance with our current director compensation policy, directors who are also employed by the Company do not receive compensation for their services as directors.

Incentive Awards. The 2022 Plan authorizes stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, as well as other awards (described in the 2022 Plan) that are responsive to changing developments in management compensation. The 2022 Plan retains the flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash. An option or SAR will expire, or other award will vest, in accordance with the schedule set forth in the applicable award agreement.

Stock Option. A stock option is the right to purchase shares of common stock at a future date at a specified price per share generally equal to, but not less than, the fair market value of a share on the date of grant. An option may either be an Incentive Stock Option (“ISO”) or a non-qualified stock option. ISO benefits are taxed differently from non-qualified stock options, as described under “Federal Income Tax Treatment of Awards under the 2022 Plan,” below. ISOs also are subject to more restrictive terms and are limited in amount by the Code and the 2022 Plan. Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in a manner approved by the Administrator.

SARs. A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR, but will not be less than the fair market value of a share of our common stock on the date of grant. SARs may be granted in connection with other awards or independently.

Restricted Shares. A restricted share award is typically for a fixed number of shares of our common stock, subject to restrictions. The Administrator specifies the price, if any, the participant must pay for such shares, the duration of the restriction period and the conditions under which the shares may be forfeited. The Administrator may waive any restriction period and any other conditions under appropriate circumstances (such as death or disability). Generally, during the restriction period, the participant will have all of the rights of a stockholder with respect to the restricted shares, including the right to vote the shares of restricted stock and to receive dividends.

Restricted Share Units. Restricted share units represent unfunded, unsecured rights to receive shares of our common stock or cash equal to the fair market value of shares of our common stock, or any combination thereof, as provided in the applicable award agreement. Prior to the settlement of an award of restricted share units and the receipt of shares, if any, the participant will not have any rights as a stockholder with respect to such shares.

Other Awards. The Administrator may also grant other forms of awards based upon, payable in or otherwise related to, in whole or in part, our common stock, if the Administrator, in its sole discretion, determines that such other form of award is consistent with the purposes of the 2022 Plan. The terms and conditions of any such other form of award will be set forth in an applicable award agreement.

Transfer Restrictions. Subject to certain exceptions, awards under the 2022 Plan are not transferable by the recipient other than by will or the laws of descent and distribution, and are generally exercisable during the recipient’s lifetime only by him or her.

Adjustments or Changes in Capitalization. In the event of any change in the outstanding shares of common stock by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar corporate transaction not involving the receipt of consideration by the Company, the aggregate number of shares of common stock available under the 2022 Plan or subject to outstanding awards (including the exercise price of any awards) will be adjusted as the Administrator deems necessary or appropriate.

Change in Control. Upon a change in control of the Company, unless the Administrator determines otherwise, the vesting of all outstanding awards under the 2022 Plan will fully accelerate, and in the case of options or stock appreciation rights, will become immediately exercisable. Upon a change in control where the Company is not the surviving corporation (or survives only as a subsidiary), unless the Administrator determines otherwise, all outstanding stock options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights, by the surviving corporation. Alternatively, the Administrator may also (i) require participants to surrender their outstanding stock options and SARs in exchange for payment by the Company in cash or common stock in an amount equal to the amount by which the then fair market value of the shares of common stock subject to unexercised stock options and SARs exceeds the exercise price of the stock options or fair market value of the SARs on the award date, as applicable or (ii) after giving participants an opportunity to exercise outstanding stock options and SARs, terminate any or all unexercised stock options and SARs.

A change in control is defined to include (i) the sale of all or substantially all of the Company’s assets, (ii) the acquisition of beneficial ownership by any person or entity, directly or indirectly, of securities representing 50% or more of the total number of votes that may be cast for the election of directors of the Company, (iii) certain changes in the majority of the Board and (iv) the consummation of certain mergers or consolidations.

Amendments to and Termination of the 2022 Plan. The Board may amend the 2022 Plan at any time and in any manner without the consent of the stockholders, except that no amendment may be made to the 2022 Plan without stockholder approval that would (i) expand the types of awards available under the 2022 Plan or otherwise materially revise the 2022 Plan or (ii) increase the number of shares reserved for issuance under the 2022 Plan, modify the eligible persons under the 2022 Plan or change the identity of the granting company or the shares issued upon exercise of ISOs. Generally speaking, outstanding awards may be amended, except that no amendment to the 2022 Plan or to any outstanding awards may be made that would impair the rights of any participant with respect to such outstanding award issued to such participant, without the consent of the participant. In addition, amendments to outstanding awards may not effectuate a repricing or exchange of outstanding stock options.

The Board may suspend or terminate the 2022 Plan at any time, provided that termination of the 2022 Plan will not impair or affect any award previously granted. Unless earlier terminated by the Board, the 2022 Plan will automatically terminate on December 15, 2032.

Clawback and Recoupment. The Company may cancel any award, require the participant to reimburse any or all amounts paid pursuant to an award or under the terms of the 2022 Plan and effect any other right of recoupment in accordance with any Company policies that may be adopted from time to time.

Federal Income Tax Treatment of Awards under the 2022 Plan

Federal income tax consequences (subject to change) relating to awards under the 2022 Plan are summarized in the following discussion. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.

For non-qualified stock options, the Company is generally entitled to deduct (and the optionee recognizes taxable income in) an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. For ISOs, the Company is generally not entitled to a deduction, nor does the participant recognize income at the time of exercise. The current federal income tax consequences of other awards authorized under the 2022 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted shares subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses are generally subject to tax at the time of payment; cash-based awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. The Company will generally have a corresponding deduction at the time the participant recognizes income. However, as for those awards subject to ISO treatment, the Company would generally have no corresponding compensation deduction.

If an award is accelerated under the 2022 Plan in connection with a change in control (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1 million.

New Plan Benefits

Awards are subject to the discretion of the Administrator. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the 2022 Plan.

Existing Plan Benefits

The following table sets forth the aggregate shares of common stock subject to stock options as of October 14, 2024 granted under the 2022 Plan since inception to each of our NEOs, executive officers, as a group, directors who are not executive officers, as a group, and all employees who are not executive officers, as a group:

Number of
Shares
Subject to
Options
Name of Individual or Group	Granted
Peter H. Nielsen, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Chairman of the Board	30,251
All current executive officers as a group	30,251
All current directors who are not executive officers as a group (1)	11,687
All employees, including all current officers who are not executive officers, as a group (1)	26,301

(1)	Includes shares subject to options granted to Mr. Morris.

Equity Compensation Plan Information

There are no equity compensation plans that have not been approved by our stockholders. The following table contains information about our equity compensation plans in effect as of December 31, 2023 (in thousands, except per share amount).

Number of
	Number of		shares of
	shares of		common stock
	common stock to		remaining
	be issued	Weighted-average	available for
	upon exercise of	exercise price	future issuance
	outstanding	of outstanding	under equity
	options, warrants	options, warrants	compensation
Plan Category	and rights (1)	and rights	plans (2)
Equity compensation plans approved by stockholders	44	$8.06	55
Equity compensation plans not approved by stockholders	—		—

(1)	The shares shown in this column are securities to be issued upon exercise of outstanding options, warrants and rights were subject to outstanding stock option awards as of December 31, 2023 that were granted under each of the 2017 Stock Incentive Plan and the 2022 Stock Incentive Plan and total 32 and 12, respectively.
(2)	The shares shown in this column as remaining available for future issuance as of December 31, 2023 are under each of the 2017 Stock Incentive Plan and the 2022 Stock Incentive Plan and total 1 and 54, respectively.

Required Vote

The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on this Proposal Three which are present in person or by proxy at the Annual Meeting will be required for approval of this Proposal Three. A properly executed proxy marked “Abstain” with respect to Proposal Three will not be voted with respect to Proposal Three, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum. For the approval of Proposal Three, you may vote “FOR” or “AGAINST” or abstain from voting.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval of an amendment to the Company’s 2022 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 1,200,000 shares for a total of 1,265,000 shares.

PROPOSAL FOUR: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT

A RATIO OF UP TO 1-FOR-30, TO BE DETERMINED BY THE BOARD

The Board has unanimously approved, and is recommending that the Company’s stockholders approve, a proposed amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.001 per share, at a ratio of up to 1-for-30, to be determined at the discretion of the Board, subject to the authority of the Board to abandon such reverse stock split. The form of the Certificate of Amendment to effect the reverse stock split is attached hereto as Appendix B (the “Certificate of Amendment”). If this Proposal Four is approved, the Board will have the authority to decide in its discretion, within twelve months from the Annual Meeting, whether to implement the reverse stock split and, if the reverse stock is implemented, the effective date and the precise number of shares to be converted, but under no circumstances would the reverse stock split be greater than 1-for-30. If the reverse stock split is implemented, the number of issued and outstanding shares of our common stock will be reduced in accordance with the conversion selected by the Board. The Board believes this proposal to be prudent for the reasons explained below. The following discussion is qualified in its entirety by the full text of the Certificate of Amendment, which is hereby incorporated by reference.

Reasons for the Reverse Stock Split

The Board is proposing the reverse stock split to stockholders with the intent of increasing the share price at which our common stock trades for various reasons.

Maintaining listing on Nasdaq Capital Market. Our common stock is currently listed for trading on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) requires that a company’s common stock have a closing bid price that is greater than or equal to $1.00 per share in order to continue to be listed on the Nasdaq Capital Market. If the closing bid price of a company’s common stock is below the minimum $1.00 per share required for continued listing by Nasdaq for thirty consecutive business days, Nasdaq will notify the company and allow the company an initial period of 180 calendar days to regain compliance. An additional 180-day cure period may also be available under certain circumstances.

Our common stock had a closing bid price below $1.00 from September 19, 2024 until October 8, 2024, on which the closing bid price rose to above $1.00. Although our Common Stock was above the minimum bid price of $1.00 per share as of October 14, 2024, our stock price has in the past been, and may in the future be, volatile, and there can be no assurance that it will remain below or above the minimum bid price of $1.00 per share. Our expectation is that we would implement a reverse stock split if needed in order to cause an increase in our stock price to regain compliance with the Minimum Bid Price Rule. Moreover, approving a potential reverse stock split in this Annual Meeting should avoid any potential need for a special meeting, thereby avoiding the potential expenses associated with a special meeting. If we were to implement a reverse stock split, reducing the number of outstanding shares of our Common Stock should, absent other factors, result in an increase in the per share market price of our Common Stock. However, there is no guarantee that implementing a reverse stock split will increase the price of our Common Stock sufficiently.

The Board believes that retaining our listing on The Nasdaq Capital Market is in the best interests of the Company and our stockholders and is crucial to stockholder value and liquidity and our long-term business prospects.

Enhanced Appeal for Investors. In addition, we believe that the reverse stock split could enhance our common stock’s appeal to the financial community, including institutional investors and the general investing public. We believe that many institutional investors and investment funds are reluctant to invest in lower-priced securities and that many brokerage firms may be reluctant to recommend lower-priced securities to their clients. These institutional investors and brokerage firms may hold the perception that lower-priced securities are less promising as investments or are less liquid in the event that an investor wishes to sell its shares. As a result, we believe that the reduction in the number of issued and outstanding shares of our common stock and possible increase in share price caused by the reverse stock split may encourage interest and trading in our common stock and thus possibly result in a broader market for the common stock than that which currently exists.

We also believe that the investors who are unable to or choose not to invest in our company because of our share price may be investors who are more oriented towards fundamentals and have a longer-term investment horizon. We believe that a higher share price and lower outstanding share count will increase the perceived quality and appeal of our common stock for investment purposes and may expand our audience of potential investors in general and increase our stockholder base of investors with longer term investment horizons specifically. In accomplishing this goal, we may also reduce share price volatility.

Certain Risks Associated with the Reverse Stock Split

Certain risks associated with the implementation of the reverse stock split include, without limitation, the following:

●	There can be no assurance that the reverse stock split will increase the share price for our common stock. The reverse stock split also may not result in a permanent increase in the share price, which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding. For example, we previously effected reverse stock splits on February 8, 2018, January 17, 2019 and February 22, 2024. While our share price increased immediately after effecting such reverse stock splits, our share price declined to below $1.00 per share at times.
●	There can be no assurance that we can maintain compliance with the Minimum Bid Price Rule for our common stock and there can be no assurance that we will continue to meet the other listing requirements of The Nasdaq Capital Market (for example, the Company is currently not in compliance with Nasdaq Listing Rule 5550(b)(1) which requires the Company have a minimum stockholders’ equity of $2,500,000)
●	While the Board believes that a higher share price may help generate investor interest, there can be no assurance that a reverse stock split will result in a share price that will attract institutional investors or investment funds or satisfy the investing guidelines of such investors.
●	Some investors may view the reverse stock split negatively, and there can be no assurance that the reverse stock split will favorably impact the share price of our common stock or that the reverse stock split will not adversely impact the share price of our common stock.
●	Although the reverse stock split will not, by itself, impact our assets or prospects, if the fair market value per share of the common stock does not increase proportionately to the decrease in the number of shares of common stock outstanding, the Company’s aggregate market value will decrease.
●	We will have fewer shares that are publicly traded. As a result, the trading liquidity of our Common Stock may decline.
●	If the maximum 1-for-30 reverse split is authorized and declared, the reverse split would result in holders of fewer than 3,000 shares holding an “odd lot” or less than 100 shares. A securities transaction of 100 or more shares is a “round lot” transaction of shares for securities trading purposes and a transaction of less than 100 shares is an “odd lot” transaction. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

●	Because the number of authorized shares of the Company’s common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The Company could also use authorized but unissued and unreserved shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. We do not currently have any plans, proposals, or arrangements at this time to issue any of the additional authorized shares of common stock realized as a result of a reverse stock split for any future acquisitions or financings or any other purpose.

Determination of Reverse Stock Split Ratio

If the Board elects to implement the reverse stock split, the Board will take into consideration various factors in determining the final reverse stock ratio, including, without limitation:

●	the requirements of the Minimum Bid Price Rule;
●	the historical trading price and trading volume of our common stock;
●	the immediate impact of a reverse stock split on the share price;
●	price fluctuations caused by current market conditions;
●	the number of shares outstanding immediately before and immediately after the reverse stock split;
●	the Company’s additional funding requirements; and
●	the amount of the Company’s authorized but unissued common stock.

Impact of the Reverse Stock Split, if Implemented

It is recommended that the stockholders authorize the Certificate of Amendment to give authorization to the Board to approve and cause our management effect up to a 1-for-30 reverse stock split of our common stock at any time until twelve months from the Annual Meeting, subject to the authority of the Board to abandon such reverse stock split. Assuming that a reverse stock split would cause the trading price of our common stock to increase in the same proportion as the amount of the split, a reverse stock split would result in a proportionate increase in the quoted bid price of the common stock. On October 14, 2024, our common stock closed at a price of $1.13 with a trading volume of 243,502 shares. The average daily trading volume for our common stock for the three months ending October 14, 2024 was approximately 1,359,601 shares. Assuming a direct correlation between the number of shares before and after the reverse stock split, we expect that the new average daily trading volume for our common stock will be approximately 45,320 shares if the Board elects to effect a 1-for-30 reverse stock split.

For example, if the Board elects to effect a 1-for-30 reverse stock split, each 30 issued shares of our common stock held on the effective date will automatically be converted into one share of common stock. The reverse stock split conversion ratio would also have a proportionate effect on (i) shares of common stock issuable upon the exercise of outstanding stock options (and the respective exercise prices of the stock options would increase by a factor equal to the inverse of the split conversion ratio), (ii) the shares reserved under our 2022 Stock Incentive Plan (including the additional number of shares reserved if the Amendment under Proposal Three is approved) and (iii) the shares of common stock issuable upon the exercise of our outstanding warrants (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split conversion ratio). The reverse stock split would not alter the rights associated with our common stock nor would it change the number of authorized shares of common stock. As explained below, no fractional shares will be issued.

Procedure for Effecting the Reverse Stock Split

When and if the Board decides to implement the reverse stock split at any time before twelve months from the Annual Meeting, the Company will promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment (referred to as the “reverse stock split effective date”). Beginning on the reverse stock split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Appendix B to this Proxy Statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable conversion ratio for the reverse stock split.

After the reverse stock split effective date, our common stock will have a new CUSIP number, which is a number used to identify our securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number using the procedures described below.

After the reverse stock split effective date, we will continue to be subject to periodic reporting and other requirements of the Exchange Act. Unless our common stock is delisted by Nasdaq because of our failure to comply with the $1.00 Minimum Bid Price Rule, our common stock will continue to be listed on The Nasdaq Capital Market under the symbol “BPTH.”

Effect of Reverse Stock Split Resulting in Fractions of A Share

No fractional shares of common stock will be issued in connection with the reverse stock split. If as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive one whole share in lieu of the issuance of any such fractional share.

Effect on Certificated Shares

As soon as practicable after the effective time of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. We expect our transfer agent, Equiniti Trust Company, LLC, to serve as our exchange agent to facilitate the exchange of stock certificates. Stockholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of the common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until that stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange the stockholder’s Old Certificates. Stockholders will then receive the New Certificate(s) representing the number of whole shares of common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

If any Old Certificates have a restrictive legend on the back of the Old Certificates, the New Certificate(s) will be issued with the same restrictive legends that are on the back of the Old Certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT.

STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Effect on Registered “Book-Entry” Holders of Common Stock

Some of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with the transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the reverse stock split.

Effect on Beneficial Holders of Common Stock (i.e., Stockholders Who Hold in “Street Name”)

Upon the effectiveness of the reverse stock split, we intend to treat shares of common stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of common stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Effect of Reverse Split on Number of Shares Outstanding

The following table sets forth the approximate number of shares of our common stock outstanding after certain potential reverse stock split ratios ranging from 1-for-2 to 1-for-30, based on 3,710,190 shares of common stock outstanding as of October 14, 2024. The numbers shown below assume that fractional shares are rounded up to one whole share in accordance with the description set forth under the heading “Effect of Reverse Stock Split Resulting in Fractions of A Share.”

Approximate Post-Split Common
Potential Reverse Stock Split	Stock Shares Outstanding
1 for 2	1,855,095
1 for 5	742,038
1 for 10	371,019
1 for 20	185,510
1 for 30	123,673

Effect of Reverse Split on Number of Authorized Shares Available for Issuance

As of October 14, 2024, we had a total of 22,367,140 of our 200,000,000 authorized shares of common stock either issued or reserved for (i) exercise of options granted under our 2007 Stock Incentive Plan and 2017 Stock Incentive Plan; (ii) exercise of options granted or future grants available under the 2022 Stock Incentive Plan; and (iii) exercise of outstanding warrants. The table below illustrates the effect on the approximate number of authorized shares of the common stock available for issuance as a result of certain potential reverse stock split ratios ranging from 1-for-2 to 1-for-30 split, based on 3,710,190 shares of common stock outstanding as of October 14, 2024. While the number of authorized shares remains constant, the effect of a reverse split would result in an increased number of available authorized unissued and unreserved shares. The numbers shown below assume that fractional shares are rounded up to one whole share in accordance with the description set forth under the heading “Effect of Reverse Stock Split Resulting in Fractions of A Share.”

		Approximate Post-Split			Approximate Unissued and
	Approximate Post-Split	Common Stock		Approximate Unissued and	Unreserved
Potential	Common Stock	Reserved under 2022 Plan		Unreserved	Post-Split Common
Reverse	Issued or	Assuming Amendment is	Authorized	Post-Split Common	Stock Available Assuming
Stock Split	Reserved(1)	Approved(2)	Common Stock	Stock Available	Amendment is Approved
1 for 2	11,183,570	11,783,570	200,000,000	88,816,430	88,216,430
1 for 5	4,473,428	4,713,428	200,000,000	35,526,572	35,286,572
1 for 10	2,236,714	2,356,714	200,000,000	17,763,286	17,643,286
1 for 20	1,118,357	1,178,357	200,000,000	8,881,643	8,821,643
1 for 30	745,572	785,572	200,000,000	5,921,096	5,881,096

(1)	Includes (i) 3,710,190 pre-split shares of common stock issued and outstanding as of October 14, 2024; (ii) 96,389 pre-split shares of common stock reserved for exercise of options granted under our 2007 Stock Incentive Plan, 2017 Stock Incentive Plan and 2022 Plan; (iii) 948 pre-split shares of common stock reserved for future grants available under the 2022 Plan; and (iv) 18,559,613 pre-split shares of common stock reserved for exercise of outstanding warrants, as of October 14, 2024.
(2)	Includes (i) 3,710,190 pre-split shares of common stock issued and outstanding as of October 14, 2024; (ii) 96,389 pre-split shares of common stock reserved for exercise of options granted under our 2007 Stock Incentive Plan, 2017 Stock Incentive Plan and 2022 Plan; (iii) 948 pre-split shares of common stock reserved for future grants available under the 2022 Plan; (iv) 18,559,613 pre-split shares of common stock reserved for exercise of outstanding warrants, as of October 14, 2024; and (v) 1,200,000 shares additional shares reserved under the 2022 Plan assuming Proposal Three is approved.

Authorized but unissued shares of our common stock and preferred stock are available for future issuance as may be determined by the Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These shares may be issued in the future for a variety of corporate purposes including, but not limited to, raising additional capital, corporate acquisitions and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis.

The actual reverse stock split ratio shall be determined by the Board based upon, among other things, the factors set forth above under “Determination of Reverse Stock Split Ratio.” We do not believe that a reverse stock split at any of the proposed ratios would reduce, to any significant extent, the number of stockholders of record (which does not include stockholders holding shares in “street name”).

Anti-takeover Implications of Reverse Stock Split

As a result of a reverse stock split, the number of authorized, but unissued shares of our common stock will increase as shown in the table above. As of October 14, 2024, we had 177,632,860 shares of authorized, unissued and non-reserved shares of our common stock available for issuance. If the maximum reverse split ratio of 1 share for each 30 existing outstanding shares is adopted by the Board following adoption of this Proposal Four by the stockholders, then the number of authorized, unissued and non-reserved shares of our common stock available for issuance would increase to approximately 199,254,429 shares. Release No. 34-15230 of the staff of the Securities and Exchange Commission requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. However, as indicated above, the purpose of the reverse split is to increase the share price at which our common stock trades for the reasons set forth above under “Reasons for the Reverse Stock Split,” and not to construct or enable any anti-takeover defense or mechanism on our behalf. While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we have no intent or plan to employ the additional unissued authorized shares as an anti-takeover device.

No Going Private Transaction

Notwithstanding the change in the number of outstanding shares following the reverse stock split, this transaction is not the first part of a Rule 13e-3 Going Private Transaction as defined in paragraph (a)(3)(i) of that regulation, as the reverse stock split proposal is primarily for the purpose to increase the share price at which our common stock trades for the reasons set forth above under “Reasons for the Reverse Stock Split.”

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to the Company’s Certificate of Incorporation to effect the reverse stock split, and the Company will not independently provide stockholders with any such right.

Accounting Matters

The par value of our common stock will remain unchanged at $0.001 per share following the reverse stock split. The capital account of the Company will also remain unchanged, and we do not anticipate that any other accounting consequences will arise as a result of the reverse split.

Certain United States Federal Income Tax Consequences

The reverse stock split of our common stock should constitute a “recapitalization” for U.S. federal income tax purposes. Accordingly, stockholders should not recognize gain or loss upon the reverse stock split. A stockholder’s aggregate tax basis in the shares of the common stock received pursuant to the reverse stock split (including any fraction of a new share deemed to have been received) should equal the aggregate tax basis of the shares of common stock surrendered, and such stockholder’s holding period for the shares of the common stock received should include the holding period for the shares of the common stock surrendered. Stockholders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

Required Vote

The affirmative vote of the majority of the votes cast will be required for approval of this Proposal Four. A properly executed proxy marked “Abstain” with respect to this Proposal Four will not be voted with respect to this Proposal Four, although it will be counted for purposes of determining whether there is a quorum. An abstention is not considered a vote cast and will have no effect on whether the required approval is obtained. We understand that this Proposal Four is considered a “routine” matter. As such, we understand that brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on this Proposal Four. For the approval of Proposal Four, you may vote “FOR” or “AGAINST” or abstain from voting.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of up to 1-for-30, to be determined by the Board.

PROPOSAL FIVE: APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK PURSUANT TO THE PRIVATE PLACEMENT AND NASDAQ LISTING RULE 5635(d)

The Private Placement

On October 8, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a private placement (the “Private Placement”) (i) pre-funded warrants to purchase up to 4,597,702 shares of Common Stock (the “Pre-Funded Warrants”), (ii) series A warrants to purchase up to 6,407,657 shares of Common Stock (the “Series A Warrants”), and (iii) series B warrants to purchase up to 6,407,657 shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Common Warrants”). The purchase price of each Pre-Funded Warrant and accompanying Common Warrants was $0.869. The Private Placement closed on October 10, 2024 (the “Closing Date”). The gross proceeds to the Company from the Private Placement were approximately $4.0 million, before deducting placement agent fees and offering expenses payable by the Company.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Private Placement. On the Closing Date, we issued to Wainwright or its designees warrants (the “Placement Agent Warrants” and together with the Common Warrants, the “Warrants”) to purchase up to an aggregate of 344,828 shares of Common Stock, as partial compensation for services rendered in connection with the Private Placement.

In connection with the Private Placement, the Company and the Investor agreed to cancel such Investor’s series A warrants to purchase 1,809,955 shares of common stock at an exercise price of $2.00 and series B warrants to purchase 1,809,955 shares of common stock at an exercise price of $2.00 issued to such Investor on June 5, 2024, effective as of the Closing Date

We are seeking stockholder approval for the ability to issue up to (i) 6,407,657 shares of Common Stock issuable upon the exercise of the Series A Warrants (the “Series A Warrant Shares”), (ii) 6,407,657 shares of Common Stock issuable upon the exercise of the Series B Warrants (the “Series B Warrant Shares” and together with the Series A Warrants, the “Common Warrant Shares”) and (iii) 344,828 shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares” and together with the Common Warrant Shares, the “Warrant Shares”) that were issued in and in connection with the Private Placement as contemplated by Nasdaq Listing Rule 5635(d), that may be equal to or exceed 20% of our Common Stock outstanding before such offering.

The Common Warrants

The Common Warrants have an exercise price of $1.00 per share, are exercisable commencing on the effective date of stockholder approval of this Proposal Five (the “Stockholder Approval Date”). The Series A Warrants expire five years following the Stockholder Approval Date and the Series B Warrants expire twenty-four months following the Stockholder Approval Date. Under the terms of the Common Warrants, the Investor may not exercise the warrants to the extent such exercise would cause the Investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at such Investor’s option upon issuance, 9.99%), of the Company’s then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

The Placement Agent Warrants

The Placement Agent Warrants have an exercise price of $1.0875 per share, are exercisable commencing on the Stockholder Approval Date and expire five years following the Stockholder Approval Date. Under the terms of the Placement Agent Warrants, Wainwright or its designees may not exercise the warrants to the extent such exercise would cause Wainwright or its designee, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% (or, at Wainwright’s option upon issuance, 9.99%), of the Company’s then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such warrants which have not been exercised.

The Purchase Agreement

The Purchase Agreement contains representations, warranties, indemnification and other provisions customary for transactions of this nature. The Purchase Agreement also provides that, subject to certain exceptions, until 60 days after the effective date of the registration statement to be filed in connection with Private Placement, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file a registration statement other than one in connection with the Offering. The Purchase Agreement also provides that, subject to certain exceptions, for a period of two years following the effective date of the registration statement to be filed in connection with Private Placement, the Company will be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a variable rate transaction, which generally includes any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of common stock either (A) at a conversion price or exchange rate that is based upon and/or varies with the trading prices of or quotations for the shares of common stock at any time after the initial issuance of such securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the common stock or (ii) enters into any agreement, whereby the Company may issue securities at a future determined price. The Company also agreed to seek approval from its shareholders within 90 days following the Closing Date for the issuance of the Warrant Shares.

The Registration Rights Agreement

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of October 8, 2024, with the Investor, pursuant to which the Company agreed to prepare and file a registration statement with the SEC registering the resale of the securities issued in the Private Placement no later than 10 days after the date of the Registration Rights Agreement, and to use its commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 30 days following the date of the Registration Rights Agreement (or 60 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC). Accordingly, we filed a registration statement on Form S-3 registering the Warrant Shares and the shares issuable under the Pre-Funded Warrants on October 17, 2024.

Effect of the Issuance of the Warrants

The potential issuance of the Warrant Shares would result in an increase in the number of shares of Common Stock outstanding, and our stockholders would incur dilution of their percentage ownership to the extent that the holders thereof exercise their Warrants.

Reasons for Nasdaq Stockholder Approval

Nasdaq Listing Rule 5635(d) – 20% Threshold

The issuance of the Warrant Shares upon exercise of the Warrants would be subject to Nasdaq Listing Rule 5635(d) which requires shareholder approval prior to the issuance of securities in connection with a transaction other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for common stock) at a price less than the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement for the transaction; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement for the transaction, which alone or together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance.

In order to comply with Nasdaq Listing Rule 5635(d), the Common Warrants and the Placement Agent Warrants are not exercisable until Shareholder Approval is obtained.

Potential Consequences if this Proposal is Not Approved

The Board is not seeking the approval of our stockholders to authorize our entry into or consummation of the transactions contemplated by the Purchase Agreement, as the Private Placement has already been completed and the Warrants have already been issued. We are only asking for approval to allow the issuance of the Warrant Shares. The failure of our stockholders to approve this proposal will mean that: (i) we cannot permit the exercise of the Warrants and (ii) may incur substantial additional costs and expenses.

The Common Warrants and Placement Agent Warrant have initial exercise prices of $1.00 and $1.0875 per share, respectively. Accordingly, we would realize an aggregate of up to approximately $13.2 million in gross proceeds if all the Warrants were exercised based on such value. If the Warrants cannot be exercised, we will not receive any such proceeds, which could adversely impact our ability to fund our operations.

In addition, in connection with the Private Placement and the issuance of Warrants, we agreed to seek stockholder approval every 90 days until our stockholders approve the issuance of the shares underlying the Warrants or until such time as none of the Warrants are outstanding which could result in us seeking such approval every 90 days for five years. The costs and expenses associated with seeking such approval could materially adversely impact our ability to fund our operations and advance the clinical trials, regulatory approvals for, and commercialization of our products and product candidates.

Potential Adverse Effects of the Approval of this Proposal

If this proposal is approved, existing stockholders will suffer dilution in their ownership interests in the future upon the issuance of shares of Common Stock upon exercise of the Warrants. Assuming the full exercise of the Warrants, an aggregate of 13,160,142 additional shares of Common Stock will be outstanding, and the ownership percentage of our existing stockholders would be correspondingly reduced. In addition, the sale into the public market of these shares also could materially and adversely affect the market price of our Common Stock.

Further Information

The terms of the Purchase Agreement are only briefly summarized above. For further information, please refer to the forms of the Purchase Agreement and Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K, filed with the SEC on October 11, 2024 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

Required Vote

The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on this Proposal Five which are present in person or by proxy at the Annual Meeting will be required for approval of this Proposal Five. A properly executed proxy marked “Abstain” with respect to Proposal Five will not be voted with respect to Proposal Five, although it will be counted for purposes of determining whether there is a quorum. An abstention will have the effect of a negative vote. Broker non-votes will have no effect and will not be counted in determining the number of shares necessary for approval, but will be counted for purposes of determining whether there is a quorum. For the approval of Proposal Five, you may vote “FOR” or “AGAINST” or abstain from voting.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval of the issuance of more than 20% of our Common Stock pursuant to the Private Placement and Nasdaq Listing Rule 5635(d).

PROPOSAL SIX: THE ADJOURNMENT PROPOSAL

General

We are asking stockholders to approve, if necessary, the adjournment of the Annual Meeting to solicit additional proxies in favor of Proposal Four. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

Required Vote

The affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on this Proposal Six which are present in person or by proxy at the Annual Meeting will be required for approval of this Proposal Six. A properly executed proxy marked “Abstain” with respect to this Proposal Six will not be voted with respect to this Proposal Six, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. We understand that this Proposal Six is considered a “routine” matter. As such, we understand that brokerage firms will have authority to vote customers’ unvoted shares held by the firms in “street name” on this Proposal Six. For the approval of Proposal Six, you may vote “FOR” or “AGAINST” or abstain from voting.

Recommendation of the Board

The Board recommends that the stockholders vote “FOR” the approval of an adjournment of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal Four.

OTHER MATTERS

Annual Report

A copy of our Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, accompanies this Proxy Statement and is available online at http://www.astproxyportal.com/ast/27797/, but is not to be deemed a part of the proxy soliciting material.

Stockholder Proposals for 2025 Annual Meeting

The date by which stockholder proposals must be received by the Company for inclusion in our Proxy Statement and Form of Proxy for the 2025 Annual Meeting of Stockholders within the processes of Rule 14a-8 promulgated under the Exchange Act is June 30, 2025. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2025 Annual Meeting of Stockholders must be received by us no earlier than September 13, 2025 and no later than October 13, 2025, in order that they may be considered at that meeting. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals. We suggest that any such proposal be sent by certified mail, return receipt requested.

Other Business

Other than the proposals described in this Proxy Statement, the Board does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

By Order of the Board
/s/ Peter H. Nielsen
Peter H. Nielsen
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT!

You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please vote in accordance with the instructions contained in the proxy materials, including this proxy statement. Voting by submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

APPENDIX A

FIRST AMENDMENT

TO

BIO-PATH HOLDINGS, INC.

2022 STOCK INCENTIVE PLAN

This First Amendment (the “First Amendment”) to that certain Bio-Path Holdings, Inc. 2022 Stock Incentive Plan (the “Plan”) of Bio-Path Holdings, Inc., a Delaware corporation (the “Company”), is adopted as of October 16, 2024, subject to the approval of the stockholders of the Company. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Plan.

WHEREAS, pursuant to subsection 16.1 of the Plan, the Board of Directors of the Company (the “Board”) is authorized to amend the Plan, provided that any amendment that would increase the number of Shares reserved for issuance under the Plan (other than in accordance with an adjustment pursuant to subsection 15.1 of the Plan) must be approved by the stockholders of the Company within twelve (12) months before or after such amendment; and

WHEREAS, the Board unanimously approved this First Amendment to increase the number of Shares reserved for issuance under the Plan as set forth herein, subject to the approval of the stockholders of the Company, and has recommended that the stockholders of the Company approve this First Amendment.

NOW, THEREFORE, in connection with the foregoing, the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:

Subsection 4.1 is hereby deleted in its entirety and replaced with the following:

1.“4.1Share Reserve.  Except as otherwise provided in this Section 4, the maximum number of Shares that may be issued with respect to Awards granted pursuant to this Plan shall not exceed 1,265,000. All or any portion of the Share reserve may be issued in connection with the exercise of Incentive Stock Options. The Shares issued pursuant to this Plan may be authorized but unissued Shares or may be issued Shares that have been repurchased or acquired by the Company, including shares purchased by the Company on the open market for purposes of the Plan.”

Except as amended and modified by this First Amendment, the Plan shall continue in full force and effect, and the Plan and this First Amendment shall be construed as one and the same instrument.

The foregoing is hereby acknowledged as being the First Amendment to the Bio-Path Holdings, Inc. 2022 Stock Incentive Plan, as adopted by the Board on October 16, 2024, subject to approval by the Company’s stockholders.

BIO-PATH HOLDINGS, INC.

By:	/s/ Peter H. Nielsen
	Name:	Peter H. Nielsen
	Title:	President and Chief Executive Officer

A-1

APPENDIX B

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

BIO-PATH HOLDINGS, INC.

(a Delaware corporation)

Bio-Path Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation's Certificate of Incorporation filed with the Secretary of State on December 31, 2014, as amended (the “Certificate of Incorporation”).

2.The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the DGCL setting forth a proposed amendment to the Certificate of Incorporation and declaring said amendment to be advisable. The amendment amends the Certificate of Incorporation as follows:

Section 4.01 of the Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Ten Million (210,000,000), of which Two Hundred Million (200,000,000) shall be designated as Common Stock, par value $0.001 per share (“Common Stock”), and Ten Million (10,000,000) shall be designated as Preferred Stock, par value $0.001 per share (“Preferred Stock”).

Effective as of 5:30 p.m. Eastern Time on the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [up to 30, as determined by the Board] shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). There shall be no fractional shares issued in connection with the Reverse Stock Split. A holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive one full share. Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock ( an “Old Certificate”) that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests described above.”

3.The requisite stockholders of the Corporation have duly approved this Certificate of Amendment in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed as of the date set forth below.

Dated: __________, 202_	BIO-PATH HOLDINGS, INC.

By:
		Name:	Peter H. Nielsen
		Title:	President and Chief Executive Officer

A-2

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 THRU 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20530303030300000000 3 121224 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement, proxy card and Annual Report on Form 10-K and Directions to attend the Annual Meeting and vote in person are available at http://www.astproxyportal.com/ast/27797/ ANNUAL MEETING OF STOCKHOLDERS OF BIO-PATH HOLDINGS, INC. December 12, 2024 1. To elect five directors, each to serve until the 2025 Annual Meeting of Stockholders or until their successors have been duly elected and qualified; O Peter H. Nielsen O Heath W. Cleaver O Paul D. Aubert O Aline B. Sherwood O Douglas P. Morris FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: 2. To ratify and approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; 3. To approve an amendment to the Company’s 2022 Stock Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 1,200,000 shares for a total 1,265,000 shares; 4. To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock, par value $0.001 per share, at a ratio of up to 1-for-30, to be determined by the Board; 5. To approve the issuance of more than 20% of our common stock pur-suant to the Private Placement and Nasdaq Listing Rule 5635(d); 6. To approve an adjournment of the Annual Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not suffi-cient votes in favor of Proposal Four. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" THE-ELECTION OF DIRECTORS IN PROPOSAL 1 AND "FOR" PROPOSAL 2 THRU 6. This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the accompany Proxy Statement. FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 BIO-PATH HOLDINGS, INC. PROXY Proxy Solicited by the Board for the Annual Meeting of Stockholders to be Held December 12, 2024 The undersigned hereby appoints Peter H. Nielsen and Douglas P. Morris, or either one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Bio-Path Holdings, Inc. (the “Company”) to be held on December 12, 2024 at 4:00 p.m., Central Standard Time, at the offices of Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as they may come before the meeting. (Continued and to be signed on the reverse side) 1.1